EXECUTION VERSION CHESAPEAKE UTILITIES CORPORATION $200,000,000 4.88% Series 2025-A Senior Notes due August 1, 2028 5.16% Series 2025-B Senior Notes due August 1, 2031 5.02% Series 2025-C Senior Notes due September 15, 2030 ______________ NOTE PURCHASE AGREEMENT ______________ Dated as of August 1, 2025

TABLE OF CONTENTS Section Page SECTION 1. Authorization of Notes .................................................................................... 1 SECTION 2. Sale and Purchase of Notes ............................................................................ 1 SECTION 3. Closings ............................................................................................................ 2 SECTION 4. Conditions to Closings .................................................................................... 2 Section 4.1 Representations and Warranties ............................................................ 2 Section 4.2 Performance; No Default ...................................................................... 2 Section 4.3 Compliance Certificates ........................................................................ 3 Section 4.4 Opinions of Counsel ............................................................................. 3 Section 4.5 Purchase Permitted by Applicable Law, Etc......................................... 3 Section 4.6 Sale of Other Notes ............................................................................... 4 Section 4.7 Payment of Special Counsel Fees ......................................................... 4 Section 4.8 Private Placement Number ................................................................... 4 Section 4.9 Changes in Corporate Structure ............................................................ 4 Section 4.10 Funding Instructions ............................................................................. 4 Section 4.11 Diversification Event ............................................................................ 5 Section 4.12 Delaware and Florida Public Utilities Commission Filings ................................................................................................... 5 Section 4.13 Proceedings and Documents ................................................................. 5 SECTION 5. Representations and Warranties of the Company ....................................... 5 Section 5.1 Organization; Power and Authority ...................................................... 5 Section 5.2 Authorization, Etc. ................................................................................ 5 Section 5.3 Disclosure ............................................................................................. 6 Section 5.4 Organization and Ownership of Shares of Subsidiaries ....................... 6 Section 5.5 Financial Statements; Material Liabilities ............................................ 6 Section 5.6 Compliance with Laws, Other Instruments, Etc. .................................. 7 Section 5.7 Governmental Authorizations, Etc........................................................ 7 Section 5.8 Litigation; Observance, Statutes and Orders ........................................ 7 Section 5.9 Taxes ..................................................................................................... 8 Section 5.10 Title to Property; Leases ....................................................................... 8 Section 5.11 Licenses, Permits, Etc. .......................................................................... 8 Section 5.12 Compliance with ERISA....................................................................... 8

-ii- Section 5.13 Private Offering by the Company ......................................................... 9 Section 5.14 Use of Proceeds; Margin Regulations................................................. 10 Section 5.15 Existing Indebtedness ......................................................................... 10 Section 5.16 Foreign Assets Control Regulations, Etc. ........................................... 11 Section 5.17 Status under Certain Statutes .............................................................. 11 Section 5.18 Environmental Matters........................................................................ 12 Section 5.19 Notes Rank Pari Passu ........................................................................ 12 SECTION 6. Representations of the Purchasers .............................................................. 12 Section 6.1 Purchase for Investment ...................................................................... 12 Section 6.2 Source of Funds .................................................................................. 13 SECTION 7. Information as to Company ......................................................................... 14 Section 7.1 Financial and Business Information .................................................... 14 Section 7.2 Officer’s Certificate ............................................................................ 17 Section 7.3 Visitation ............................................................................................. 18 Section 7.4 Electronic Delivery ............................................................................. 18 SECTION 8. Payment and Prepayment of the Notes ....................................................... 19 Section 8.1 Maturity............................................................................................... 19 Section 8.2 Optional Prepayments with Make-Whole Amount............................. 19 Section 8.3 Allocation of Partial Prepayments ...................................................... 19 Section 8.4 Maturity; Surrender, Etc. .................................................................... 20 Section 8.5 Purchase of Notes ............................................................................... 20 Section 8.6 Make-Whole Amount ......................................................................... 20 Section 8.7 Payments Due on Non-Business Days ................................................ 22 Section 8.8 Offer to Prepay Upon Diversification Event ...................................... 22 SECTION 9. Affirmative Covenants.................................................................................. 22 Section 9.1 Compliance with Laws ....................................................................... 22 Section 9.2 Insurance ............................................................................................. 23 Section 9.3 Maintenance of Properties .................................................................. 23 Section 9.4 Payment of Taxes ................................................................................ 23 Section 9.5 Corporate Existence, Etc. .................................................................... 23 Section 9.6 Books and Records ............................................................................. 23 Section 9.7 Subsidiary Guarantors ......................................................................... 24 SECTION 10. Negative Covenants ....................................................................................... 25

-iii- Section 10.1 Transactions with Affiliates ................................................................ 25 Section 10.2 Merger, Consolidation ........................................................................ 25 Section 10.3 Limitations on Indebtedness ............................................................... 26 Section 10.4 Liens and Encumbrances. ................................................................... 26 Section 10.5 Sale of Property and Subsidiary Stock................................................ 28 Section 10.6 Line of Business .................................................................................. 29 Section 10.7 Economic Sanctions, Etc .................................................................... 30 SECTION 11. Events of Default ........................................................................................... 30 SECTION 12. Remedies on Default, Etc ............................................................................. 32 Section 12.1 Acceleration ........................................................................................ 32 Section 12.2 Other Remedies ................................................................................... 33 Section 12.3 Rescission ........................................................................................... 33 Section 12.4 No Waivers or Election of Remedies, Expenses, Etc. ........................ 33 SECTION 13. Registration; Exchange; Substitution of Notes .......................................... 34 Section 13.1 Registration of Notes .......................................................................... 34 Section 13.2 Transfer and Exchange of Notes ......................................................... 34 Section 13.3 Replacement of Notes ......................................................................... 34 SECTION 14. Payments on Notes ........................................................................................ 35 Section 14.1 Place of Payment................................................................................. 35 Section 14.2 Home Office Payment......................................................................... 35 Section 14.3 FATCA Information. .......................................................................... 35 Section 14.4 Tax Withholding. ................................................................................ 36 SECTION 15. Expenses, Etc ................................................................................................. 36 Section 15.1 Transaction Expenses.......................................................................... 36 Section 15.2 Survival ............................................................................................... 37 Section 15.3 Certain Taxes ...................................................................................... 37 SECTION 16. Survival of Representations and Warranties; Entire Agreement ...................................................................................................... 38 SECTION 17. Amendment and Waiver .............................................................................. 38 Section 17.1 Requirements ...................................................................................... 38 Section 17.2 Solicitation of Holders of Notes ......................................................... 38 Section 17.3 Binding Effect, Etc.............................................................................. 39 Section 17.4 Notes Held by Company, Etc.............................................................. 39

-iv- SECTION 18. Notices ............................................................................................................ 39 SECTION 19. Reproduction of Documents ........................................................................ 40 SECTION 20. Confidential Information ............................................................................. 40 SECTION 21. Substitution of Purchaser ............................................................................. 41 SECTION 22. Miscellaneous................................................................................................. 42 Section 22.1 Successors and Assigns....................................................................... 42 Section 22.2 Accounting Terms ............................................................................... 42 Section 22.3 Severability ......................................................................................... 42 Section 22.4 Construction, Etc................................................................................. 42 Section 22.5 Counterparts; Electronic Contracting ................................................. 43 Section 22.6 Governing Law ................................................................................... 43 Section 22.7 Jurisdiction and Process; Waiver of Jury Trial ................................... 43

-v- SCHEDULE A — Defined Terms SCHEDULE 1(a) — Form of 4.88% Series 2025-A Senior Note due August 1, 2028 SCHEDULE 1(b) — Form of 5.16% Series 2025-B Senior Note due August 1, 2031 SCHEDULE 1(c) — Form of 5.02% Series 2025-C Senior Note due September 15, 2030 SCHEDULE 4.4(a) — Form of Opinion of Special Counsel for the Company SCHEDULE 4.4(b) — Form of Opinion of Delaware Counsel for the Company SCHEDULE 4.4(c) — Form of Opinion of Maryland Counsel for the Company SCHEDULE 4.4(d) — Form of Opinion of Florida Counsel for the Company SCHEDULE 4.4(e) — Form of Opinion of Special Counsel for the Purchasers SCHEDULE 5.3 — Disclosure Documents SCHEDULE 5.4 — Subsidiaries of the Company and Ownership of Subsidiary Stock SCHEDULE 5.5 — Financial Statements SCHEDULE 5.15 — Existing Indebtedness SCHEDULE 10.4(e) — Existing Liens SCHEDULE 14.4 — Form of U.S. Tax Compliance Certificate SCHEDULE B — Information Relating to Purchasers

CHESAPEAKE UTILITIES CORPORATION 500 Energy Lane, Suite 400 Dover, Delaware 19901 4.88% Series 2025-A Senior Notes due August 1, 2028 5.16% Series 2025-B Senior Notes due August 1, 2031 5.02% Series 2025-C Senior Notes due September 15, 2030 Dated as of August 1, 2025 TO EACH OF THE PURCHASERS LISTED IN SCHEDULE B HERETO: Ladies and Gentlemen: CHESAPEAKE UTILITIES CORPORATION, a Delaware corporation (together with any successor thereto that becomes a party hereto pursuant to Section 10.2, the “Company”), agrees with each of the Purchasers as follows: SECTION 1. AUTHORIZATION OF NOTES. The Company will authorize the issue and sale of $200,000,000 aggregate principal amount of its senior notes, consisting of (a) $60,000,000 aggregate principal amount of its 4.88% Series 2025-A Senior Notes due August 1, 2028 (the “Series A Notes”), (b) $90,000,000 aggregate principal amount of its 5.16% Series 2025-B Senior Notes due August 1, 2031 (the “Series B Notes”) and (c) $50,000,000 aggregate principal amount of its 5.02% Series 2025-C Senior Notes due September 15, 2030 (the “Series C Notes” and, together with the Series A Notes and the Series B Notes, collectively, the “Notes”). The Series A Notes, the Series B Notes and the Series C Notes shall be substantially in the forms set out in Schedule 1(a), Schedule 1(b) and Schedule 1(c), respectively. Certain capitalized and other terms used in this Agreement are defined in Schedule A and, for purposes of this Agreement, the rules of construction set forth in Section 22.4 shall govern. SECTION 2. SALE AND PURCHASE OF NOTES. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the applicable Closing provided for in Section 3, Notes of the series and in the principal amount specified opposite such Purchaser’s name in Schedule B at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

-2- SECTION 3. CLOSINGS. The sale and purchase of the Notes to be purchased by each Purchaser thereof shall occur at the offices of ArentFox Schiff LLP, 1301 Avenue of the Americas, 42nd Floor, New York, New York 10019. The sale and purchase of the Series A Notes and the Series B Notes (the “First Closing”) shall occur at 11:00 a.m., New York time, on August 1, 2025 (the “First Closing Date”). The sale and purchase of the Series C Notes (the “Second Closing” and, together with the First Closing, each a “Closing”) shall occur at 11:00 a.m., New York time, on September 15, 2025 (the “Second Closing Date” and, together with the First Closing Date, each a “Closing Date”). At each Closing, the Company will deliver to each Purchaser the Notes of each series to be purchased by such Purchaser at such Closing in the form of a single Note of such series (or such greater number of Notes of such series in denominations of at least $100,000 as such Purchaser may request) dated the applicable Closing Date and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer to the account of the Company set forth in the funding instructions delivered pursuant to Section 4.10. If at a Closing the Company shall fail to tender to any Purchaser the Notes to be delivered to such Purchaser at such Closing as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s satisfaction or such failure by the Company to tender such Notes. SECTION 4. CONDITIONS TO CLOSINGS. Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at a Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at such Closing, of the following conditions: Section 4.1 Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct when made and at the applicable Closing; provided that the Company shall be permitted to make additions and deletions to Schedule 5.4 after the First Closing Date but prior to the Second Closing Date, so long as (a) the Company shall have provided an updated copy of such Schedule to such Purchaser not less than five Business Days prior to the Second Closing and (b) any such additions or deletions are in all respects satisfactory to such Purchaser as a condition to its obligation to purchase and pay for the Notes to be sold to it on the Second Closing Date. Section 4.2 Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at such Closing. Before and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing.

-3- Section 4.3 Compliance Certificates. (a) Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the applicable Closing Date, certifying that the conditions specified in Sections 4.1, 4.2, 4.9 and 4.11 have been fulfilled. (b) Secretary’s Certificate. The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the applicable Closing Date, certifying as to (1) the resolutions attached thereto and other corporate proceedings and governmental approvals, if any, relating to the authorization, execution and delivery of this Agreement and the Notes, (2) the Company’s organizational documents as then in effect and (3) the names and true signatures of the officers of the Company authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder. (c) Good Standing. A good standing certificate for the Company from the Secretary of State of the State of Delaware dated of a recent date prior to the applicable Closing Date and such other evidence of the status of the Company as such Purchaser may reasonably request. Section 4.4 Opinions of Counsel. Such Purchaser shall have received opinions, dated the applicable Closing Date (a) from Baker & Hostetler LLP, counsel for the Company, in the form attached hereto as Schedule 4.4(a) (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers), (b) from Parkowski, Guerke & Swayze, P.A., Delaware counsel for the Company, in the form attached hereto as Schedule 4.4(b) (and the Company hereby instructs its Delaware counsel to deliver such opinion to the Purchasers), (c) from Venable LLP, Maryland counsel for the Company, in the form attached hereto as Schedule 4.4(c) (and the Company hereby instructs its Maryland counsel to deliver such opinion to the Purchasers), (d) from Gunster, Yoakley & Stewart, P.A., Florida counsel for the Company, in the form attached hereto as Schedule 4.4(d) (and the Company hereby instructs its Florida counsel to deliver such opinion to the Purchasers) and (e) from ArentFox Schiff LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Schedule 4.4(e) and covering such other matters incident to such transactions as such Purchaser may reasonably request. Section 4.5 Purchase Permitted by Applicable Law, Etc. On the applicable Closing Date, such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date of this Agreement. If requested by such Purchaser, such Purchaser shall have received an

-4- Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted. Section 4.6 Sale of Other Notes. (a) At such Closing, the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at such Closing as specified in Schedule B. (b) Prior to the Second Closing, the applicable Purchasers shall have purchased the Notes to be purchased by them at the First Closing as specified in Schedule B. Section 4.7 Payment of Special Counsel Fees. Without limiting Section 15.1, the Company shall have paid on or before the applicable Closing Date the fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4(e) to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the applicable Closing Date. Section 4.8 Private Placement Number. A Private Placement Number issued by CUSIP Global Services (in cooperation with the SVO) shall have been obtained for each series of the Notes. Section 4.9 Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5, except for any such transaction where the Company is (a) in compliance with Section 10.2 and (b) the surviving or acquiring corporation. Section 4.10 Funding Instructions. At least five Business Days prior to the applicable Closing Date, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company directing the manner of the payment of the purchase price for the Notes and setting forth (a) the name and address of the transferee bank and the name, email address and telephone number of a contact person at such bank, (b) such transferee bank’s ABA number, (c) the account name and number into which the purchase price for the Notes is to be deposited, which account shall be fully opened and able to receive micro deposits in accordance with this Section at least five Business Days prior to the applicable Closing Date and (d) the name, email address and telephone number of a Responsible Officer of the Company responsible for (1) verifying receipt of the funds and (2) verifying the information set forth in the instructions. At the request of any Purchaser (which may be by email), an identifiable Responsible Officer shall confirm the written instructions by a live videoconference made available to the Purchasers no later than two Business Days prior to the applicable Closing Date. Each Purchaser has the right, but not the obligation, upon written notice (which may be by email) to the Company, to elect to deliver a micro deposit (less than $51.00) to the account identified in the written instructions no later than two Business Days prior to the applicable Closing. If a

-5- Purchaser delivers a micro deposit, a Responsible Officer must verbally verify the receipt and amount of the micro deposit to such Purchaser on a telephone call initiated by such Purchaser prior to the applicable Closing. The Company shall not be obligated to return the amount of the micro deposit, nor will the amount of the micro deposit be netted against the Purchaser’s purchase price of the Notes. Section 4.11 Diversification Event. No Diversification Event shall have occurred. Section 4.12 Delaware and Florida Public Utilities Commission Filings. Such Purchaser shall have received complete and correct copies of the orders of the Delaware and Florida State Commissions referred to in Section 5.7, which orders shall be satisfactory to such Purchaser and shall be final and in full force and effect. No appeal, review or contest thereof shall be pending, and, as of the Closing Date for the Notes to be issued thereunder, the time for appeal or to seek review or reconsideration of such orders shall have expired. Each condition contained in any order shall have been satisfied to such Purchaser’s reasonable satisfaction. Section 4.13 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request. SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. On each Closing Date, the Company represents and warrants to each Purchaser that: Section 5.1 Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and currently proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof. Section 5.2 Authorization, Etc. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

-6- Section 5.3 Disclosure. The Company, through its agent, PNC Capital Markets LLC, has delivered to each Purchaser a copy of an Investor Presentation, dated July 15, 2025 (the “Investor Presentation”), relating to the transactions contemplated hereby. This Agreement, the Investor Presentation, the financial statements listed in Schedule 5.5 and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company prior to July 24, 2025 in connection with the transactions contemplated hereby and identified in Schedule 5.3 (this Agreement, the Investor Presentation and such documents, certificates or other writings and such financial statements delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since December 31, 2024, there has been no change in the financial condition, operations, business or properties of the Company or any Subsidiary except changes that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Section 5.4 Organization and Ownership of Shares of Subsidiaries. (a) Schedule 5.4, as such Schedule may be updated in accordance with Section 4.1, is (except as noted therein) a complete and correct list of the Company’s Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary. (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4, as such Schedule may be updated in accordance with Section 4.1, as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of any Lien that is prohibited by this Agreement. (c) Each Subsidiary is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and currently proposes to transact. Section 5.5 Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of (a) the consolidated financial statements of the Company and its Subsidiaries and (b) the financial statements of Pivotal Utility, in each case listed on Schedule 5.5. All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries or Pivotal Utility, as the case may be, as of the respective dates specified in such Schedule and the results or consolidated results of their operations and cash flows for the respective periods so specified and (1) in the case of the consolidated financial statements of the

-7- Company and its Subsidiaries, have been prepared in accordance with GAAP and (2) in the case of the financial statements of Pivotal Utility, have been prepared in accordance with the accounting requirements of FERC as set forth in its applicable Uniform System of Accounts and published accounting releases (in each case consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to audits and normal year-end adjustments). Neither the Company and its Subsidiaries nor Pivotal Utility have any Material liabilities that are not disclosed in the Disclosure Documents. Section 5.6 Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, shareholders agreement or any other Material agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary, (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary or (d) contravene, result in any breach of, or constitute a default under any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, shareholders agreement or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected if such contravention, breach or default could reasonably be expected to result in any liability to any Purchaser. Section 5.7 Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes, including the Maryland State Commission other than (a) routine filings after the First Closing Date with the SEC and/or state Blue Sky authorities, if any, (b) Order No. 10319 of the Public Service Commission of the State of Delaware entered in PSC Docket No. 23-1306 dated October 25, 2023, (c) Order No. 9843 of the Public Service Commission of the State of Delaware entered in PSC Docket No. 21-0465 dated July 14, 2021, (d) Order No. 10778 of the Public Service Commission of the State of Delaware entered in PSC Docket No. 25-0627 dated July 23, 2025, (e) Order No. PSC-2025-0032-FOF-GU of the Florida Public Service Commission entered in Docket No 20240154-GU, dated January 27, 2025, and (f) subsequent annual orders of the Florida Public Service Commission issued after the First Closing Date, which orders have been duly issued, are final and in full force and effect, and, on the Closing Date for the Notes to be issued thereunder, no appeal, review or contest thereof is pending and the time for appeal or to seek review or reconsideration thereof has expired. Section 5.8 Litigation; Observance, Statutes and Orders. (a) There are no actions, suits, investigations or proceedings pending or, to the best knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any

-8- arbitrator of any kind or before or by any Governmental Authority that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. (b) Neither the Company nor any Subsidiary is (1) in violation of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or (2) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), in each case, which violation would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Section 5.9 Taxes. The Company and its Subsidiaries have filed all tax returns that to the knowledge of the Company are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which, individually or in the aggregate, is not Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The U.S. federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2020. Section 5.10 Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective Material properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 (except as sold or otherwise disposed of in the ordinary course of business) or purported to have been acquired by the Company or any Subsidiary after such date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement, except for defects in title that, individually or in the aggregate, would not have a Material Adverse Effect. All Material leases are valid and subsisting and are in full force and effect in all material respects. Section 5.11 Licenses, Permits, Etc. The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect. Section 5.12 Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor

-9- any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to Plans, and no event, transaction or condition has occurred or exists that would, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such penalties, excise taxes, liabilities or Liens that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. (b) The present value of the aggregate benefit liabilities under the sole Plan of the Company (other than Multiemployer Plans), determined as of December 31, 2024, which as of the date of this Agreement was the end of such Plan’s most recently ended plan year, on the basis of the actuarial assumptions specified for funding purposes in such Plan’s actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $15,000,000 and such amounts, together with any increases therein occurring after December 31, 2024, would not reasonably be expected to result in a Material Adverse Effect. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA. (c) The Company and its ERISA Affiliates have not incurred, and do not presently expect to incur, withdrawal liabilities under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. (d) The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material. (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser. Section 5.13 Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy the Notes or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 45 other

-10- Institutional Accredited Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction. Section 5.14 Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes hereunder for working capital and other general corporate purposes, including refinancing existing indebtedness. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U. Section 5.15 Existing Indebtedness. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of March 31, 2025 (including descriptions of the obligors and obligees, principal amounts outstanding, any collateral therefor and any Guaranties thereof). Since March 31, 2025, there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries other than, in connection with the making of this representation on the Second Closing Date, the Indebtedness incurred from the issuance of the Series A Notes and the Series B Notes on the First Closing Date. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment. (b) Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including its charter or any other organizational document) that limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except as disclosed in Schedule 5.15.

-11- Section 5.16 Foreign Assets Control Regulations, Etc. (a) Neither the Company nor any Controlled Entity (1) is a Blocked Person, (2) has been notified that its name appears or may in the future appear on a State Sanctions List or (3) is a target of sanctions that have been imposed by the United Nations or the European Union. (b) Neither the Company nor any Controlled Entity (1) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (2) to the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws. (c) No part of the proceeds from the sale of the Notes hereunder: (1) constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (ii) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (iii) otherwise in violation of any U.S. Economic Sanctions Laws; (2) will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or (3) will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws. (d) The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti- Corruption Laws. Section 5.17 Status under Certain Statutes. The Company is not an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940. The Company is not a “holding company” or a “subsidiary company” or an “affiliate” of a “holding company” within the meaning of the Energy Policy Act of 2005, and is not a “public utility” within the meaning of the Federal Power Act. By purchasing the Notes, no Purchaser will be (a) a “public utility company,” a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” within the meaning of the Energy Policy Act of 2005, (b) a “transmitting utility” or an “electric utility” within the meaning of the Federal Power Act, (c) a “public utility” or an “electric utility” under Delaware law, Florida law, Maryland law or the law of any other state or (d) subject to the

-12- jurisdiction of the FERC, the Public Service Commission of the State of Delaware, the Public Service Commission of the State of Florida or any other commission or Person in any other state. Section 5.18 Environmental Matters. (a) Neither the Company nor any Subsidiary has actual knowledge of any claim or has received any notice of any claim and no proceeding has been instituted asserting any claim against the Company or any of its Subsidiaries or any of their respective real properties or other assets now or formerly owned, leased or operated by any of them, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect. (b) Neither the Company nor any Subsidiary has actual knowledge of any facts which would reasonably be expected to give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. (c) Neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in a manner which is contrary to any Environmental Law that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. (d) Neither the Company nor any Subsidiary has disposed of any Hazardous Materials in a manner which is contrary to any Environmental Law that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. (e) All buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Section 5.19 Notes Rank Pari Passu. The obligations of the Company under this Agreement and the Notes rank pari passu in right of payment with all other unsecured senior Indebtedness (actual or contingent) of the Company, including all unsecured senior Indebtedness of the Company described in Schedule 5.15. SECTION 6. REPRESENTATIONS OF THE PURCHASERS. Section 6.1 Purchase for Investment. Each Purchaser severally represents that (a) it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to

-13- the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control and (b) it is an “accredited investor” as defined in Rule 501(a)(1), (2), (3), (7) or (9) of Regulation D under the Securities Act (an “Institutional Accredited Investor”). Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes. Section 6.2 Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder: (a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or (b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or (c) the Source is either (1) an insurance company pooled separate account, within the meaning of PTE 90-1 or (2) a bank collective investment fund, within the meaning of PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or (d) the Source constitutes assets of an “investment fund” (within the meaning of Section VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Section VI of the QPAM Exemption), it is not ineligible pursuant to Section I(g) of the QPAM Exemption, no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section

-14- VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Section I(c) and Section I(k) of the QPAM Exemption are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Section VI(h) of the QPAM Exemption and (1) the identity of such QPAM and (2) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or (e) the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a Person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (1) the identity of such INHAM and (2) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or (f) the Source is a governmental plan; or (g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or (h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA. As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA. SECTION 7. INFORMATION AS TO COMPANY. Section 7.1 Financial and Business Information. The Company shall deliver to each Purchaser and each holder of a Note that is an Institutional Investor: (a) Quarterly Statements — within 60 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Company’s Quarterly Report on Form 10-Q (the “Form 10-Q”) with the SEC regardless of whether the Company is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material

-15- Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of, (1) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and (2) consolidated statements of income, stockholders’ equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments; (b) Annual Statements — within 120 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Company’s Annual Report on Form 10-K (the “Form 10-K”) with the SEC regardless of whether the Company is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each fiscal year of the Company, duplicate copies of, (1) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, (2) consolidated statements of income, stockholders’ equity and cash flows of the Company and its Subsidiaries for such year, and (3) consolidating balance sheets and statements of income of the Company and its Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances;

-16- (c) Audit Reports — promptly upon receipt thereof, one copy of each other report submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary; (d) SEC and Other Reports — promptly upon their becoming available, one copy of (1) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to its public Securities holders generally, and (2) each regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by such Purchaser or holder), and each prospectus and all amendments thereto (other than registration statements on Form S-8 and any corresponding prospectus) filed by the Company or any Subsidiary with the SEC; (e) Notice of Default or Event of Default — promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto; (f) Report on Proceedings — promptly upon the Company’s making public information with respect to (1) any proposed or pending investigation of it or any Subsidiary by any Governmental Authority, or (2) any court or administrative proceeding, that in either case would reasonably be expected to have a Material Adverse Effect, a notice specifying its nature and the action the Company is taking with respect thereto; (g) ERISA Matters — promptly, and in any event within 10 days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto: (1) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date of this Agreement; or (2) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or (3) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to

-17- Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to Plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such penalty, excise tax, liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect; (h) Annual Regulatory Reports — promptly upon their becoming available, copies of each annual report required to be filed by the Company or any Subsidiary with any of the State Commissions or with the FERC; (i) Resignation or Replacement of Auditors — within 10 days following the date on which the Company’s independent auditors resign or the Company elects to change independent auditors, as the case may be, notification thereof, together with such supporting information as the Required Holders may request; provided, that delivery of a copy of a Current Report on Form 8-K (or applicable successor form), reporting such resignation or change of independent auditors, prepared in accordance with the SEC’s requirements therefor and filed with the SEC, shall be deemed to satisfy the requirements of this Section 7.1(i); and (j) Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries (including actual copies of the Company’s Form 10-Q and Form 10-K) or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such Purchaser or holder of a Note. Section 7.2 Officer’s Certificate. Each set of financial statements delivered to a Purchaser or a holder of a Note pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer: (a) Covenant Compliance — setting forth the information from such financial statements that is required in order to establish whether the Company was in compliance with the requirements of Section 10 during the quarterly or annual period covered by the statements then being furnished, (including with respect to each such provision that involves mathematical calculations, the information from such financial statements that is required to perform such calculations) and detailed calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section, and the calculation of the amount, ratio or percentage then in existence. In the event that the Company or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 22.2) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election; and (b) Event of Default — certifying that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her

-18- supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto. Section 7.3 Visitation. The Company shall permit the representatives of each Purchaser and each holder of a Note that is an Institutional Investor: (a) No Default — if no Default or Event of Default then exists, at the expense of such Purchaser or holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and (b) Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested. Section 7.4 Electronic Delivery. Financial statements, opinions of independent certified public accountants, other information and Officers’ Certificates that are required to be delivered by the Company pursuant to Sections 7.1(a), (b), (d), (h) or (i) and Section 7.2 shall be deemed to have been delivered if the Company satisfies any of the following requirements with respect thereto: (a) such financial statements satisfying the requirements of Section 7.1(a) or (b) and related Officer’s Certificate satisfying the requirements of Section 7.2 are delivered to each Purchaser or holder of a Note by e-mail; (b) the Company shall have timely filed such Form 10–Q or Form 10–K, satisfying the requirements of Section 7.1(a) or Section 7.1(b), as the case may be, with the SEC on EDGAR and shall have made such form and the related Officer’s Certificate satisfying the requirements of Section 7.2 available on its home page on the internet, which is located at http://chpk.com as of the date of this Agreement; (c) such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Officer’s Certificate satisfying the requirements of Section 7.2

-19- are timely posted by or on behalf of the Company on Intralinks or on any other similar website to which each Purchaser or holder of Notes has free access; or (d) the Company shall have filed any of the items referred to in Section 7.1(d) or Section 7.1(i) with the SEC on EDGAR and shall have made such items available on its home page on the internet or on Intralinks or on any other similar website to which each Purchaser or holder of Notes has free access; provided however, that in the case of any of clauses (b), (c) or (d), upon the request of any Purchaser or holder of a Note that is an Institutional Investor to receive written notice of posting and/or paper copies of such forms, financial statements and Officer’s Certificates, (1) the Company shall give such Purchaser or holder of a Note prior written notice, which may be by e- mail or in accordance with Section 18, of such posting or filing in connection with each delivery, and (2) the Company will promptly e-mail such documents or deliver such paper copies, as the case may be, to such Purchaser or holder. Each Purchaser and holder of Notes that is an Institutional Investor shall be solely responsible for requesting delivery to it or maintaining its copies of such documents. SECTION 8. PAYMENT AND PREPAYMENT OF THE NOTES. Section 8.1 Maturity. As provided therein, the entire unpaid principal balance of each Note shall be due and payable on the Maturity Date thereof. Section 8.2 Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than $2,000,000 of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 10 days and not more than 60 days prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 17. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date. Section 8.3 Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 8.1 or Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

-20- Section 8.4 Maturity; Surrender, Etc. In the case of each optional prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note. Section 8.5 Purchase of Notes. The Company will not, and will not permit any Affiliate to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 20 Business Days. If the holders of more than 25% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least five Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to this Agreement and no Notes may be issued in substitution or exchange for any such Notes. Section 8.6 Make-Whole Amount. “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings: “Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or Section 8.8 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires. “Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal. “Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (a) 0.50% plus (b) the yield to maturity implied by the “Ask-Side” yield(s) reported as of

-21- 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the “Ask-Side” yields Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note. If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (x) 0.50% plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (i) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (ii) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note. “Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (1) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (2) the number of years, computed on the basis of a 360-day year composed of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment. “Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.4 or Section 12.1.

-22- “Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or Section 8.8 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires. Section 8.7 Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, (a) subject to clause (b), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (b) any payment of principal of or Make- Whole Amount on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day. Section 8.8 Offer to Prepay Upon Diversification Event. If, at any time, the aggregate net book value of all assets that are used in the regulated utilities business segments of the Company and its Subsidiaries is less than 50% of Consolidated Total Assets (a “Diversification Event”), each holder of any of the Notes then outstanding may elect, at its option, by written notice to the Company, to declare the outstanding Notes held by such holder to be due and payable on the next Business Day after the 30th day following such notice (the “Diversification Event Prepayment Date”). Upon such election by any holder of the Notes, the Company will pay the aggregate principal amount of such holder’s Notes on the Diversification Event Prepayment Date, together with interest accrued to the Diversification Event Prepayment Date on such principal amount, and an amount equal to the Make-Whole Amount, if any, applicable to such payment. Upon the occurrence of a Diversification Event, the Company shall deliver to each holder of the outstanding Notes a notice that such event has occurred and the reason or reasons for such occurrence. Two Business Days prior to a Diversification Event Prepayment Date, the Company shall deliver to each holder of Notes to be paid on such date a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the Diversification Event Prepayment Date. SECTION 9. AFFIRMATIVE COVENANTS. The Company covenants that so long as any of the Notes are outstanding: Section 9.1 Compliance with Laws. Without limiting Section 10.7, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non- compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

-23- Section 9.2 Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated. Section 9.3 Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Section 9.4 Payment of Taxes. The Company will, and will cause each of its Subsidiaries to, file all income or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable by any of them, to the extent the same have become due and payable and before they have become delinquent, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge or levy if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the nonpayment of all such taxes, assessments, charges or levies would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Section 9.5 Corporate Existence, Etc. Subject to Section 10.2, the Company will at all times preserve and keep its corporate existence in full force and effect. Subject to Sections 10.2 and 10.5, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Wholly- Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect. Section 9.6 Books and Records. The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be. The Company will, and will cause each of its Subsidiaries to, keep books, records and accounts which, in reasonable detail, accurately reflect all transactions and dispositions of assets. The Company and its Subsidiaries have devised a system of internal accounting controls sufficient to provide reasonable assurances that their respective books, records, and accounts accurately reflect all transactions and dispositions of assets and the Company will, and will cause each of its Subsidiaries to, continue to maintain such system.

-24- Section 9.7 Subsidiary Guarantors. The Company will cause each of its Subsidiaries that guarantees or otherwise becomes liable at any time, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of any Indebtedness under any Material Credit Facility to concurrently therewith: (a) enter into an agreement in form and substance satisfactory to the Required Holders providing for the guaranty by such Subsidiary, on a joint and several basis with all other such Subsidiaries, of (1) the prompt payment in full when due of all amounts payable by the Company pursuant to the Notes (whether for principal, interest, Make- Whole Amount or otherwise) and this Agreement, including all indemnities, fees and expenses payable by the Company thereunder and (2) the prompt, full and faithful performance, observance and discharge by the Company of each and every covenant, agreement, undertaking and provision required pursuant to the Notes or this Agreement to be performed, observed or discharged by it (a “Subsidiary Guaranty”); and (b) deliver the following to each holder of a Note: (1) an executed counterpart of such Subsidiary Guaranty; (2) a certificate signed by an authorized responsible officer of such Subsidiary containing representations and warranties on behalf of such Subsidiary to the same effect, mutatis mutandis, as those contained in Sections 5.1, 5.2, 5.6 and 5.7 of this Agreement (but with respect to such Subsidiary and such Subsidiary Guaranty rather than the Company); (3) all documents as may be reasonably requested by the Required Holders to evidence the due organization, continuing existence and good standing of such Subsidiary and the due authorization by all requisite action on the part of such Subsidiary of the execution and delivery of such Subsidiary Guaranty and the performance by such Subsidiary of its obligations thereunder; and (4) an opinion of counsel reasonably satisfactory to the Required Holders covering such matters relating to such Subsidiary and such Subsidiary Guaranty as the Required Holders may reasonably request. (c) If at any time, pursuant to the terms and conditions of any Material Credit Facility, a Subsidiary Guarantor is discharged and released from its guaranty of Indebtedness under such Material Credit Facility and (1) such Subsidiary Guarantor is no longer a borrower or an additional or co-borrower under such Material Credit Facility or a guarantor, borrower or additional or co-borrower under any other Material Credit Facility and (2) the Company shall have delivered to each holder of a Note an Officer’s Certificate certifying that (i) the conditions specified in clause (1) above have been satisfied and (ii) immediately before the release of such Subsidiary Guarantor from its Subsidiary Guaranty and after giving effect thereto, no Default or Event of Default shall have existed or would exist, then, upon receipt by the holders of Notes of such Officer’s Certificate, such Subsidiary Guarantor will be discharged and released, automatically and without the need for any further action, from its obligations under its Subsidiary

-25- Guaranty; provided that, if in connection with any release of a Subsidiary Guarantor from its guaranty of Indebtedness under such Material Credit Facility any fee or other consideration (excluding any repayment of the principal or interest or payment of any pre-existing prepayment of similar repayment fee under such Material Credit Facility in connection with such release) is paid or given to any holder of Indebtedness under such Material Credit Facility in connection with such release, each holder of a Note shall receive equivalent consideration on a pro rata basis (determined, in respect of revolving credit facilities, based upon the commitment in effect thereunder rather than amounts outstanding thereunder) in connection with such Subsidiary Guarantor’s release from its Subsidiary Guaranty. Without limiting the foregoing, for purposes of further assurance, each holder of a Note agrees to provide to the Company and such Subsidiary Guarantor, if reasonably requested by the Company or such Subsidiary Guarantor and at the Company’s expense, written evidence of such discharge and release signed by such holder. SECTION 10. NEGATIVE COVENANTS. The Company covenants that so long as any of the Notes are outstanding: Section 10.1 Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into directly or indirectly any Material transaction or Material group of related transactions (including the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate; provided that the foregoing restriction shall not apply to the payment or grant of reasonable compensation, benefits and indemnities to any director or officer of the Company or any Subsidiary. Notwithstanding the foregoing, nothing in this Section 10.1 shall restrict transactions with any Affiliate that have been approved by or are entered into pursuant to any orders or decisions of any Governmental Authority having jurisdiction over the Company or any of its Subsidiaries. Section 10.2 Merger, Consolidation. The Company will not, and will not permit any Subsidiary to, be a party to any merger or consolidation or sell, lease or otherwise transfer all or substantially all of its assets in a single transaction or series of transactions, provided that the Company may merge or consolidate with, or sell all or substantially all of its assets to, another Person if all of the following conditions are met: (a) the surviving or acquiring entity is a solvent corporation or limited liability company organized and existing under the laws of the United States or any State thereof (including the District of Columbia); (b) the surviving or acquiring corporation or limited liability company, if not the Company, shall have executed and delivered to each holder of a Note its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes; and

-26- (c) immediately before and immediately after giving effect to such transaction, the surviving or acquiring corporation or limited liability company would be in compliance with Section 10.3 (provided that, in the case of Section 10.3(a), all Indebtedness is determined as of such time and not as of the last day of the immediately preceding fiscal quarter) and no Default or Event of Default shall have occurred and be continuing; provided, further, that any Subsidiary may merge or consolidate with or into the Company, any other Subsidiary or any other Person so long as (1) immediately before and immediately after giving effect to such transaction, the Company would be in compliance with Section 10.3 (provided that, in the case of Section 10.3(a), all Indebtedness is determined as of such time and not as of the last day of the immediately preceding fiscal quarter), (2) at the time of such transaction and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, (3) in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation and (4) in any merger or consolidation involving any Subsidiary and any other Person (other than the Company or another Subsidiary), (i) such Subsidiary shall be the surviving or continuing entity or (ii) such other Person shall become a Subsidiary as of the effective time of the merger or consolidation. No such sale, lease or other transfer of all or substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation or limited liability company that shall have become such in the manner prescribed in this Section 10.2 from its liability under this Agreement or the Notes. Section 10.3 Limitations on Indebtedness. (a) The Company will not, as of the last day of each fiscal quarter of the Company, permit the aggregate principal amount of all outstanding secured and unsecured Funded Indebtedness of the Company and secured and unsecured Current and Funded Indebtedness of Subsidiaries (excluding Indebtedness owed by a Subsidiary to the Company or a Wholly-Owned Subsidiary) to exceed 65% of Total Capitalization. (b) The Company will not, at any time, permit the aggregate principal amount of (1) outstanding Purchase Money Indebtedness of the Company and its Subsidiaries, plus (2) outstanding Indebtedness secured by Liens permitted pursuant to Sections 10.4(i) and (j) and (3) outstanding unsecured Current or Funded Indebtedness of Subsidiaries (excluding Current or Funded Indebtedness owed by a Subsidiary to the Company or a Wholly-Owned Subsidiary) to exceed 20% of Total Capitalization. For the avoidance of doubt, this Section 10.3 does not prohibit the Company from creating, incurring, becoming liable for or guaranteeing any Current Indebtedness. Section 10.4 Liens and Encumbrances. The Company will not, and will not permit any Subsidiary to, cause or permit or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), any of its property, whether now owned or subsequently acquired, to be subject to a Lien except:

-27- (a) Liens securing the payment of taxes, assessments or governmental charges or levies or the demands of suppliers, mechanics, materialmen, repairmen, carriers, warehousers, landlords and other like Persons, provided that payment thereof is not at the time required by Section 9.4; (b) Liens incurred or deposits made in the ordinary course of business (1) in connection with worker’s compensation, unemployment insurance, social security and other like laws, (2) to secure the performance of letters of credit, bids, tenders, sales contracts, leases, statutory obligations, surety, appeal and performance bonds and other similar obligations or (3) to secure Permitted Commodity Hedging Obligations, in each case not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of property; (c) attachment, judgment and other similar Liens arising in connection with court proceedings, provided that (1) execution and other enforcement are effectively stayed, (2) all claims which the Liens secure are being actively contested in good faith and by appropriate proceedings, (3) adequate book reserves have been established with respect thereto, and (4) the owning company’s right to use its property is not materially adversely affected thereby; (d) Liens on property of a Subsidiary, provided that they secure only obligations owing to the Company or a Wholly-Owned Subsidiary; (e) the Liens existing on the date of this Agreement which are set forth in Schedule 10.4(e) and any renewal, extension or refunding of any such Lien, provided that in the case of any such renewal, extension or refunding (1) the principal amount of Indebtedness secured by such Lien immediately prior to such extension, renewal or refunding is not increased or the maturity thereof reduced, (2) such Lien is not extended to any other property and (3) immediately before and after such renewal, extension or refunding, no Default or Event of Default shall have occurred and be continuing; (f) non-exclusive licenses, leases or subleases granted to other Persons in the ordinary course of business and not interfering in any material respect with the business of the Company and its Subsidiaries; (g) customary bankers’ Liens and rights of setoff arising, in each case, by operation of law and incurred on deposits made in the ordinary course of business; (h) Liens securing Purchase Money Indebtedness of the Company or a Subsidiary, provided that (1) the Purchase Money Indebtedness secured by such Liens is then permitted by Section 10.3 (provided that, in the case of Section 10.3(a), all Indebtedness is determined as of the date of the incurrence of such Lien and not as of the last day of the immediately preceding fiscal quarter) and (2) no such Lien shall extend to or cover any property not originally subject thereto, other than improvements to the property originally subject thereto; (i) (1) any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Company or a Subsidiary or its becoming a

-28- Subsidiary, or any Lien existing on any property acquired by the Company or a Subsidiary at the time such property is so acquired (whether or not the Indebtedness secured thereby shall have assumed), provided that (i) any Indebtedness secured by such Liens is then permitted by Section 10.3 (provided that, in the case of Section 10.3(a), all Indebtedness is determined as of the date of such consolidation or merger, such Person becoming a Subsidiary or such acquisition, as applicable, and not as of the last day of the immediately preceding fiscal quarter), (ii) no such Lien shall have been created in contemplation of such consolidation or merger or such Person’s becoming a Subsidiary or such acquisition of property and (iii) no such Lien shall extend to or cover any property not originally subject thereto, other than improvements to the property originally subject thereto and (2) any renewal, extension or refunding of any Lien in Section 10.4(i)(1), provided that in the case of any such renewal, extension or refunding (i) the principal amount of Indebtedness secured by such Lien immediately prior to such extension, renewal or refunding is not increased or the maturity thereof reduced, (ii) such Lien is not extended to any other property and (iii) immediately before and after such renewal, extension or refunding, no Default or Event of Default shall have occurred and be continuing; and (j) other Liens not otherwise permitted by paragraphs (a) through (i), inclusive, of this Section 10.4 securing Indebtedness of the Company or its Subsidiaries, provided, that the Indebtedness secured by such Liens is then permitted by Section 10.3 (provided that, in the case of Section 10.3(a), all Indebtedness is determined as of the date of the incurrence of such Lien and not as of the last day of the immediately preceding fiscal quarter) and provided further that, notwithstanding the foregoing, the Company will not, and will not permit any of its Subsidiaries to, secure any Indebtedness outstanding under or pursuant to any Material Credit Facility pursuant to this Section 10.4(j) unless and until the Notes (and any guaranty delivered in connection therewith) shall concurrently be secured equally and ratably with such Indebtedness pursuant to documentation reasonably acceptable to the Required Holders in substance and in form, including an intercreditor agreement and opinions of counsel to the Company and/or any such Subsidiary, as the case may be, from counsel that is reasonably acceptable to the Required Holders. Section 10.5 Sale of Property and Subsidiary Stock. (a) The Company will not, and will not permit any Subsidiary to, except in the ordinary course of business, sell, lease, transfer or otherwise dispose of any of its assets (not including Excluded Assets); provided that the foregoing restriction does not apply to the sale of assets for a cash consideration to a Person other than an Affiliate, if all of the following conditions are met: (1) the amount of such assets (valued at net book value), together with all other assets of the Company and Subsidiaries previously disposed of (other than in the ordinary course of business) as permitted by this Section 10.5(a) and the assets of any Subsidiary disposed of as permitted by clauses (3) and (4) of Section 10.5(b) during the fiscal year in which the disposition occurs does not exceed 10% of Consolidated Total Assets as of the end of the fiscal year then

-29- most recently ended; provided that assets, as so valued, may be sold in excess of 10% of Consolidated Total Assets in any fiscal year if either (i) within one year of such sale, the proceeds from the sale of such assets are used, or committed by the Company’s Board of Directors to be used, to acquire other assets of at least equivalent value and earning power, or (ii) with the written consent of the holders of the Notes, the proceeds from sale of such assets are used immediately upon receipt to prepay pro rata the Notes of all series under Section 8.2 and other senior Funded Indebtedness of the Company; (2) in the opinion of the Company’s Board of Directors, the sale is for fair value and is in the best interest of the Company; and (3) immediately before and immediately after the consummation of the sale, and after giving effect thereto, no Default or Event of Default would exist. For the purpose of this paragraph (a), any transfer or consolidation of any assets to or among the Company and/or any Wholly-Owned Subsidiaries shall be deemed to be in the ordinary course of business. (b) The Company will not, and will not permit any Subsidiary to, dispose of its investment in any Subsidiary, and the Company will not, and will not permit any Subsidiary to, issue or transfer any shares of a Subsidiary’s capital stock, equity interests or any other Securities exchangeable or convertible into such Subsidiary’s capital stock, equity interests or other Securities (such capital stock, equity interests and other Securities being called the “Subsidiary Stock”), if the effect would be to reduce the direct or indirect proportionate interest of the Company in the outstanding Subsidiary Stock of the Subsidiary whose shares are the subject of the transaction, provided that these restrictions do not apply to (1) the issue of directors’ qualifying shares, (2) the sale or other transfer to a Person other than an Affiliate of the Company and its other Subsidiaries of all or any portion of an investment in any Excluded Assets, (3) the sale or other transfer to a Person other than an Affiliate of the Company and its other Subsidiaries of all or any portion of an investment in any Renewable Subsidiary or (4) the sale for cash consideration of the entire investment of the Company and its other Subsidiaries in any other Subsidiary, provided that in the case of clauses (3) and (4) of this Section 10.5(b), the Company would be permitted to dispose of all or such proportionate amount of the assets of such Subsidiary at the time in compliance with the conditions specified in clauses (1), (2) and (3) of Section 10.5(a). For the purpose of this paragraph (b), references to “any portion” of an investment shall include any sale or transfer that results in (1) the Subsidiary ceasing to qualify as a Subsidiary in accordance with this Agreement or (2) the Subsidiary ceasing to be controlled by the Company or any other Subsidiary of the Company. Section 10.6 Line of Business. The Company will not, and will not permit any Subsidiary to, engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its

-30- Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Investor Presentation. Section 10.7 Economic Sanctions, Etc. The Company will not, and will not permit any Controlled Entity to, (a) become (including by virtue of being owned or controlled by a Blocked Person) a Blocked Person or to own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (1) would cause any holder or any affiliate of such holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such holder, or (2) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws. SECTION 11. EVENTS OF DEFAULT. An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing: (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or (c) the Company defaults in the performance of or compliance with any term contained in Section 7.1(e) or Section 10 (other than Section 10.1); or (d) the Company or any Subsidiary Guarantor defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) or in any Subsidiary Guaranty and such default is not remedied within 30 days after the earlier of (1) a Responsible Officer obtaining actual knowledge of such default and (2) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or (e) (1) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which it was made, or (2) any representation or warranty made in writing by or on behalf of any Subsidiary Guarantor or by any officer of such Subsidiary Guarantor in any Subsidiary Guaranty or any writing furnished in connection with such Subsidiary Guaranty proves to have been false or incorrect in any material respect on the date as of which it was made; or (f) (1) the Company or any Significant Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make- whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $15,000,000 beyond any period of grace provided with

-31- respect thereto, or (2) the Company or any Significant Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $15,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (3) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (i) the Company or any Significant Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $15,000,000, or (ii) one or more Persons have the right to require the Company or any Significant Subsidiary so to purchase or repay such Indebtedness; or (g) the Company or any Significant Subsidiary (1) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (2) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (3) makes an assignment for the benefit of its creditors, (4) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (5) is adjudicated as insolvent or to be liquidated, or (6) takes corporate action for the purpose of any of the foregoing; or (h) a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Significant Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Significant Subsidiaries, or any such petition shall be filed against the Company or any of its Significant Subsidiaries and such petition shall not be dismissed within 60 days; or (i) one or more final judgments or orders for the payment of money aggregating in excess of $15,000,000, including any such final order enforcing a binding arbitration decision, are rendered against one or more of the Company and its Significant Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; (j) if (1) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code,

-32- (2) a notice of intent to terminate any Plan shall have been filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan will become a subject of any such proceedings, (3) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed an amount that could reasonably be expected to have a Material Adverse Effect, (4) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (5) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (6) the Company or any Subsidiary establishes or amends any Plan that provides post- employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (1) through (6) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect; or (k) any Subsidiary Guaranty shall cease to be in full force and effect other than a Subsidiary Guaranty that has been released in accordance with Section 9.7(c), any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor shall contest in any manner the validity, binding nature or enforceability of any Subsidiary Guaranty, or the obligations of any Subsidiary Guarantor under any Subsidiary Guaranty are not or cease to be legal, valid, binding and enforceable in accordance with the terms of such Subsidiary Guaranty. SECTION 12. REMEDIES ON DEFAULT, ETC. Section 12.1 Acceleration. (a) If an Event of Default with respect to the Company described in Section 11(g) or (h) (other than an Event of Default described in clause (1) of Section 11(g) or described in clause (6) of Section 11(g) by virtue of the fact that such clause encompasses clause (1) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable. (b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable. (c) If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable. Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including interest accrued

-33- thereon at the applicable Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances. Section 12.2 Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or Subsidiary Guaranty, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise. Section 12.3 Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the applicable Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon. Section 12.4 No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement, any Subsidiary Guaranty or any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including reasonable attorneys’ fees, expenses and disbursements.

-34- SECTION 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES. Section 13.1 Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person(s) in whose name any Note(s) shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes. Section 13.2 Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(3)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within 10 Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes of the same series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Schedule 1(a), Schedule 1(b) or Schedule 1(c), as applicable. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes of a series, one Note of such series may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2. Section 13.3 Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(3)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least

-35- $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or (b) in the case of mutilation, upon surrender and cancellation thereof, within 10 Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon. SECTION 14. PAYMENTS ON NOTES. Section 14.1 Place of Payment. Subject to Section 14.2, payments of principal, Make- Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of PNC Bank, National Association. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction. Section 14.2 Home Office Payment. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make- Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in Schedule B, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2. Section 14.3 FATCA Information. By acceptance of any Note, the holder of such Note agrees that such holder will with reasonable promptness duly complete and deliver to the Company, or to such other Person as may be reasonably requested by the Company, from time to time (a) in the case of any such holder that is a United States Person, such holder’s United States tax identification number or other forms reasonably requested by the Company necessary to establish such holder’s status as a United States Person under FATCA and as may otherwise be necessary for the Company to comply with its obligations under FATCA and (b) in the case of

-36- any such holder that is not a United States Person, such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for the Company to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from any such payment made to such holder. Nothing in this Section 14.3 shall require any holder to provide information that is confidential or proprietary to such holder unless the Company is required to obtain such information under FATCA and, in such event, the Company shall treat any such information it receives as confidential. For purposes of this Section 14.3, FATCA shall not include any amended or successor version that becomes effective following the date of this Agreement and that is materially more onerous to comply with or is not substantively comparable. Section 14.4 Tax Withholding. The Company will be entitled to deduct and withhold from any amounts payable pursuant to or as contemplated by this Agreement any taxes or other amounts required under the Code, or any applicable tax law to be deducted and withheld, and, to the extent that any amounts are so deducted or withheld, such amounts will be treated for all purposes of this Agreement as having been paid to the applicable holder of a Note; provided, however, except as otherwise required by applicable law including FATCA, the Company agrees that it will not withhold from any applicable payment to be made to (a) a holder of a Note that is a United States Person any tax so long as such holder shall have delivered to the Company (in such number of copies as shall be reasonably requested) on or about the date on which such holder becomes a holder under this Agreement and, in all events, prior to the date upon which a payment shall be made to such holder pursuant to the terms of this Agreement (and from time to time thereafter upon the reasonable request of the Company or at such time or times as required by applicable law), executed copies of Internal Revenue Service Form W-9 (or any successor form), correctly completed and executed and valid and in effect, and (b) a holder of a Note that is not a United States Person any tax so long as such holder shall have delivered to the Company (in such number of copies as shall be reasonably requested) on or about the date on which such holder becomes a holder under this Agreement and, in all events, prior to the date upon which a payment shall be made to such holder pursuant to the terms of this Agreement (and from time to time thereafter upon the reasonable request of the Company or at such time or times as required by applicable law), executed copies of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable, and in each case any successor form, either (1): establishing an exemption from U.S. federal withholding tax pursuant to the “interest” article of an applicable income tax treaty to which the United States is a party or (2) together with a “U.S. Tax Compliance Certificate” substantially in the form attached as Schedule 14.4, in both cases correctly completed and executed and valid and in effect. SECTION 15. EXPENSES, ETC. Section 15.1 Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, any Subsidiary Guaranty or the Notes (whether or not such amendment, waiver or consent becomes effective) within 15 Business Days after the Company’s

-37- receipt of any invoice therefor, including: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, any Subsidiary Guaranty or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, any Subsidiary Guaranty or the Notes, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and any Subsidiary Guaranty and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $5,000 per series. In the event that any such invoice is not paid within 15 Business Days after the Company’s receipt thereof, interest on the amount of such invoice shall be due and payable at the then maximum Default Rate commencing with the 16th Business Day after the Company’s receipt thereof until such invoice has been paid. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, (1) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes), (2) any and all wire transfer fees that any bank or other financial institution deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note and (3) any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including reasonable attorneys’ fees and expenses) or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Company other than any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including reasonable attorneys’ fees and expenses) or obligation resulting from the gross negligence or willful misconduct of such holder. Section 15.2 Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any Subsidiary Guaranty or the Notes, and the termination of this Agreement. Section 15.3 Certain Taxes. The Company agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement or any Subsidiary Guaranty or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States of America or any other jurisdiction where the Company or any Subsidiary Guarantor has assets or of any amendment of, or waiver or consent under or with respect to, this Agreement or any Subsidiary Guaranty or of any of the Notes, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Company pursuant to this Section 15, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Company hereunder.

-38- SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and any Subsidiary Guaranties embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof. SECTION 17. AMENDMENT AND WAIVER. Section 17.1 Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Company and the Required Holders, except that: (a) no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6, or 21, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing; and (b) no amendment or waiver may, without the written consent of each holder of each Note at the time outstanding, (1) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (i) interest on the Notes or (ii) the Make-Whole Amount, (2) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver or the principal amount of the Notes that the Purchasers are to purchase pursuant to Section 2 upon satisfaction of the conditions to Closing that appear in Section 4, or (3) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20. Section 17.2 Solicitation of Holders of Notes. (a) Solicitation. The Company will provide each Purchaser and each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Purchaser and such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or any Subsidiary Guaranty. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 17 or any Subsidiary Guaranty to each Purchaser and each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

-39- (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any Purchaser or holder of a Note as consideration for or as an inducement to the entering into by such holder of any waiver or amendment of any of the terms and provisions hereof or of any Subsidiary Guaranty or any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each Purchaser and each holder of a Note even if such Purchaser or holder did not consent to such waiver or amendment. (c) Consent in Contemplation of Transfer. Any consent given pursuant to this Section 17 or any Subsidiary Guaranty by a holder of a Note that has transferred or has agreed to transfer its Note to the Company or any other Person in connection with such consent shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder. Section 17.3 Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 or any Subsidiary Guaranty applies equally to each Purchaser and all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any Purchaser or holder of a Note and no delay in exercising any rights hereunder or under any Note or Subsidiary Guaranty shall operate as a waiver of any rights of any Purchaser or holder of such Note. Section 17.4 Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of all or the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, any Subsidiary Guaranty or the Notes, or have directed the taking of any action provided herein or in any Subsidiary Guaranty or the Notes to be taken upon the direction of the holders of all or a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding. SECTION 18. NOTICES. Except to the extent otherwise provided in Section 7.4, all notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (charges prepaid). Any such notice must be sent:

-40- (1) if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule B, or at such other address as such Purchaser or nominee shall have specified to the Company in writing, (2) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or (3) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Chief Financial Officer, or at such other address as the Company shall have specified to each Purchaser and the holder of each Note in writing. Notices under this Section 18 will be deemed given only when actually received. SECTION 19. REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating hereto, including, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at a Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser or any other holder of a Note, may be reproduced by such Purchaser or holder by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser or holder may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser or holder in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other Purchaser or holder of a Note from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction. SECTION 20. CONFIDENTIAL INFORMATION. For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such

-41- Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (1) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (2) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 20, (3) any other holder of any Note, (4) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (5) any Person from which it offers to purchase any Security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (6) any federal or state regulatory authority having jurisdiction over such Purchaser, (7) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (8) any other Person to which such delivery or disclosure may be necessary or appropriate (i) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (ii) in response to any subpoena or other legal process, (iii) in connection with any litigation to which such Purchaser is a party or (iv) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement, or any Subsidiary Guaranty. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying this Section 20. In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through Intralinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 20 shall supersede any such other confidentiality undertaking. SECTION 21. SUBSTITUTION OF PURCHASER. Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter

-42- transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement. SECTION 22. MISCELLANEOUS. Section 22.1 Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Note) whether so expressed or not, except that, subject to Section 10.2, the Company may not assign or otherwise transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of each Purchaser and each holder of the Notes. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement. Section 22.2 Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (a) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (b) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with this Agreement (including Section 9, Section 10 and the definition of “Indebtedness”), any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made. Section 22.3 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction. Section 22.4 Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person. Defined terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be

-43- deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and, for purposes of the Notes, shall also include any such notes issued in substitution therefor pursuant to Section 13, (b) subject to Section 22.1, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Agreement, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time. Section 22.5 Counterparts; Electronic Contracting. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. The parties agree to electronic contracting and signatures with respect to this Agreement and all other documents delivered hereunder (other than the Notes). Delivery of an electronic signature to, or a signed copy of, this Agreement and all other documents delivered hereunder (other than the Notes) by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. Notwithstanding the foregoing, if any Purchaser shall request manually signed counterpart signatures to this Agreement or any other documents delivered hereunder, the Company hereby agree to use its reasonable endeavors to provide such manually signed signature pages as soon as reasonably practicable. Section 22.6 Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State. Section 22.7 Jurisdiction and Process; Waiver of Jury Trial. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

-44- (b) The Company consents to process being served by or on behalf of any Purchaser or holder of a Note in any suit, action or proceeding of the nature referred to in Section 22.7(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such Purchaser or holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (1) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (2) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service. (c) Nothing in this Section 22.7 shall affect the right of any Purchaser or holder of a Note to serve process in any manner permitted by law, or limit any right that any Purchaser or holder of a Note may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction. (d) The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith. * * * * *

[Signature Page to Note Purchase Agreement] Accepted as of the date first written above. LEGAL AND GENERAL ASSURANCE SOCIETY LIMITED By: Legal & General Investment Management America, Inc., its Investment Manager By: ___________________________________ Name: Edward Wood Title: Head of Private Credit Investment, North America THE BOEING COMPANY EMPLOYEE RETIREMENT PLANS MASTER TRUST By: Legal & General Investment Management America, Inc., its Investment Manager By: ___________________________________ Name: Edward Wood Title: Head of Private Credit Investment, North America

[Signature Page to Note Purchase Agreement] Accepted as of the date first written above. SYMETRA LIFE INSURANCE COMPANY By: Symetra Investment Management Company, acting as its agent By: ___________________________________ Name: Yvonne Guajardo Title: Senior Managing Director Docusign Envelope ID: 26C03E1D-4579-43B0-BFF1-17ACB3902A56

[Signature Page to Note Purchase Agreement] Accepted as of the date first written above. THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY By: Northwestern Mutual Investment Management Company, LLC, its investment adviser By: ___________________________________ Name: Daniel Ketelsleger Title: Managing Director

[Signature Page to Note Purchase Agreement] Accepted as of the date first written above. STATE FARM MUTUAL AUTOMOBILE INSURANCE COMPANY By: ___________________________________ Name: Rebekah L. Holt Title: Investment Professional By: ___________________________________ Name: Michelle K. Marsh Title: Investment Professional STATE FARM FIRE AND CASUALTY COMPANY By: ___________________________________ Name: Rebekah L. Holt Title: Investment Professional By: ___________________________________ Name: Michelle K. Marsh Title: Investment Professional Docusign Envelope ID: 661CA27E-24A7-425C-AD44-F0DF786709F6

[Signature Page to Note Purchase Agreement] Accepted as of the date first written above. BERKLEY INSURANCE COMPANY By: ___________________________________ Name: Richard M. Baio Title: Executive Vice President and Treasurer Docusign Envelope ID: D2C2B0EE-E2DC-4834-9036-558FD2235DAF

[Signature Page to Note Purchase Agreement] Accepted as of the date first written above. BRIGHTHOUSE LIFE INSURANCE COMPANY By: MetLife Investment Management, LLC, Its Investment Manager By: ___________________________________ Name: Shaun Oliver Title: Authorized Signatory

[Signature Page to Note Purchase Agreement] Accepted as of the date first written above. EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA By: ___________________________________ Name: Monica Heyl Title: Investment Officer EQUITABLE FINANCIAL LIFE INSURANCE COMPANY By: ___________________________________ Name: Monica Heyl Title: Investment Officer Docusign Envelope ID: 16A9FD51-080D-43AE-94F8-2AB64F2F4D16

SCHEDULE A (to Note Purchase Agreement) DEFINED TERMS As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term: “Affiliate” means, at any time (a) with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 5% or more of any class of voting or equity interests of the Company or any Subsidiary or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 5% or more of any class of voting or equity interests. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company. “Agreement” means this Agreement, including all Schedules attached to this Agreement. “Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010. “Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), and the USA PATRIOT Act. “Blocked Person” means (a) a Person whose name appears on the Specially Designated Nationals and Blocked Persons List published by OFAC, (b) a Person, entity, organization, country, territory or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country, territory or regime described in clause (a) or (b). “Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Dover, Delaware are required or authorized to be closed. “Closing” is defined in Section 3. “Code” means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder from time to time.

S-A-2 “Company” means Chesapeake Utilities Corporation, a Delaware corporation or any successor that becomes such in the manner prescribed in Section 10.2. “Confidential Information” is defined in Section 20. “Consolidated Net Worth” means as of any date, the sum of the amounts that would be shown on a consolidated balance sheet of the Company and its Subsidiaries at such date for (a) capital stock, (b) capital surplus and (c) stockholders’ equity. “Consolidated Total Assets” means as of any date the aggregate amount at which the assets of the Company and its Subsidiaries would be shown on a consolidated balance sheet at such date. “Controlled Entity” means (a) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (b) if the Company has a parent company, such parent company and its Controlled Affiliates. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. “Current Indebtedness” with respect to any Person, means all liabilities for borrowed money and all liabilities secured by any Lien existing on property owned by that Person (whether or not those liabilities have been assumed) which, in either case, are payable on demand or within one year from their creation, plus the aggregate amount of Guaranties by that Person of all such liabilities of other Persons, except: (a) any liabilities which are renewable or extendible at the option of the debtor to a date more than one year from the date of creation thereof; and (b) any liabilities which, although payable within one year, constitute principal payments on indebtedness expressed to mature more than one year from the date of its creation. “Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default. “Default Rate” means, with respect to any Note, that rate of interest that is the greater of (a) 2.00% per annum above the rate of interest stated in clause (a) of the first paragraph of such Note or (b) 2.00% over the rate of interest publicly announced PNC Bank, National Association, in New York, New York, as its “base” or “prime” rate. “Disclosure Documents” is defined in Section 5.3. “Diversification Event” is defined in Section 8.8. “Diversification Event Prepayment Date” is defined in Section 8.8. “EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System or any successor SEC electronic filing system for such purposes. “Energy Policy Act of 2005” means the Energy Policy Act of 2005.

S-A-3 “Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions having the force of law relating to pollution and the protection of the environment or the release of any Hazardous Materials into the environment. “ERISA” means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder from time to time in effect. “ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code. “Event of Default” is defined in Section 11. “Exchange Act” means the Securities Exchange Act of 1934. “Excluded Assets” means (a) each of the following Subsidiaries or the assets of any of the following Subsidiaries (including any Subsidiary Stock owned directly or indirectly by such Subsidiaries): Skipjack, Inc.; Eastern Shore Real Estate, Inc.; Peninsula Pipeline Company, Inc.; Peninsula Energy Services Company, Inc.; Chesapeake OnSight Services, LLC; and Eight Flags Energy, LLC and (b) any Subsidiary that the Company may create or acquire after the date of this Agreement which is not (1) a “public utility company,” a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” within the meaning of the Energy Policy Act of 2005 or (2) a “transmitting utility” within the meaning of the Federal Power Act. “FATCA” means (a) sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version), together with any current or future regulations or official interpretations thereof, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States of America and any other jurisdiction, which (in either case) facilitates the implementation of the foregoing clause (a), and (c) any agreements entered into pursuant to section 1471(b)(1) of the Code. “FERC” means the Federal Energy Regulatory Commission or a successor thereto. “Financing Lease” means any lease which is shown or is required to be shown in accordance with GAAP as a liability on a balance sheet of the lessee thereunder. “Financing Lease Obligation” means the obligation of the lessee under a Financing Lease. The amount of a Financing Lease Obligation at any date is the amount at which the lessee’s liability under the Financing Lease would be required to be shown on its balance sheet at such date. “First Closing” is defined in Section 3. “First Closing Date” is defined in Section 3. “Form 10-K” is defined in Section 7.1(b).

S-A-4 “Form 10-Q” is defined in Section 7.1(a). “FPU” means Florida Public Utilities Company, a Florida corporation. “Funded Indebtedness” with respect to any Person, means without duplication: (a) its liabilities for borrowed money, other than Current Indebtedness; (b) liabilities secured by any Lien existing on property owned by the Person (whether or not those liabilities have been assumed); (c) the aggregate amount of Guaranties by the Person, other than Guaranties which constitute Current Indebtedness; and (d) its Financing Lease Obligations. “GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America. “Governmental Authority” means (a) the government of (1) the United States of America or any state or other political subdivision thereof, or (2) any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government. “Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity. “Guaranty” with respect to any Person, means all guaranties of, and all other obligations which in effect guaranty, any indebtedness, dividend or other obligation of any other Person (the “primary obligor”) in any manner (except any indebtedness or other obligation of any Subsidiary or any Funded Indebtedness of the Company), including obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such indebtedness or obligation or any property constituting security therefor; (b) to advance or supply funds (1) for the purchase or payment of such indebtedness or obligation, or (2) to maintain working capital or any balance sheet or income statement condition;

S-A-5 (3) to lease property, or to purchase Securities or other property or services, primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of the primary obligor to make payment of the indebtedness or obligation; or (4) otherwise to assure the owner of such indebtedness or obligation, or the primary obligor, against loss; but excluding endorsements in the ordinary course of business of negotiable instruments for deposit or collection. The amount of any Guaranty shall be deemed to be the maximum amount for which such Person may be liable, upon the occurrence of any contingency or otherwise, under or by virtue of the Guaranty. “Hazardous Materials” means any and all pollutants, toxic or hazardous substances or other materials that have been determined by a Governmental Authority to pose a hazard to human health and safety, or are regulated as a pollutant, contaminant, petroleum product, coal combustion residual, manufactured gas plant residual, toxic substance, hazardous substance, hazardous material or hazardous waste including asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas, or similar restricted or prohibited substances. “holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 8.8, 12, 17.2 and 18 and any related definitions in this Schedule A, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register. “Indebtedness” means Current Indebtedness and Funded Indebtedness. “INHAM Exemption” is defined in Section 6.2(e). “Institutional Accredited Investor” is defined in Section 6.1(b). “Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than $2,000,000 of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note. “Investor Presentation” is defined in Section 5.3. “Lien” means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether the interest is based on common law, statute or contract (including the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security

S-A-6 purposes). The term “Lien” shall not include minor reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions and other minor title exceptions affecting property, provided that they do not constitute security for a monetary obligation. For the purposes of this Agreement, the Company or a Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a Financing Lease or a conditional sale agreement or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes, and such retention or vesting shall be deemed to be a Lien. “Make-Whole Amount” is defined in Section 8.6. “Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole. “Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement and the Notes, (c) the ability of any Subsidiary Guarantor to perform its obligations under its Subsidiary Guaranty, or (d) the validity or enforceability of this Agreement, the Notes or any Subsidiary Guaranty. “Material Credit Facility” means, as to the Company and its Subsidiaries, (a) each of the agreements in respect of the Indebtedness set forth on Schedule 5.15 including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof; and (b) any other agreement(s) creating or evidencing indebtedness for borrowed money entered into on or after the date of this Agreement by the Company or any Subsidiary, or in respect of which the Company or any Subsidiary is an obligor or otherwise provides a guarantee or other credit support (“Credit Facility”), in a principal amount outstanding or available for borrowing equal to or greater than $25,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency); and if no Credit Facility or Credit Facilities equal or exceed such amounts, then the largest Credit Facility shall be deemed to be a Material Credit Facility. “Maturity Date” is defined in the first paragraph of each Note. “Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA). “NAIC” means the National Association of Insurance Commissioners or any successor thereto. “Notes” is defined in Section 1.

S-A-7 “OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury. “OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx. “Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate. “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto. “Permitted Commodity Hedging Obligation” means obligations of the Company with respect to commodity agreements or other similar agreements or arrangements entered into in the ordinary course of business designed to protect against, or mitigate risks with respect to, fluctuations of commodity prices to which the Company or any Subsidiary is exposed to in the conduct of its business so long as (a) the management of the Company has determined that entering into such agreements or arrangements are bona fide hedging activities which comply with the Company’s risk management policies and (b) such agreements or arrangements are not entered into for speculative purposes and are not of a speculative nature. “Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority. “Pivotal Utility” means Pivotal Utility Holdings, Inc., a New Jersey corporation, the owner and operator of a business known as Florida City Gas. “Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate has any liability. “property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate. “PTE” is defined in Section 6.2(a). “Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 13.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer. “Purchase Money Indebtedness” means Indebtedness of the Company or any Subsidiary which is secured by a Lien on property of the Company or such Subsidiary which

S-A-8 either existed at the time of the original acquisition of the property by the Company or such Subsidiary or was granted or retained in connection with the acquisition or improvement of the property by the Company or such Subsidiary in order to facilitate the financing of such acquisition or improvement. “Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act. “QPAM Exemption” is defined in Section 6.2(d). “Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor. “Renewable Subsidiary” means any Subsidiary primarily engaged in the development, research or production of renewable energy or renewable energy sources. “Required Holders” means, at any time, (a) prior to the First Closing, the Purchasers, (b) from the First Closing to the Second Closing, the Purchasers of the Series C Notes and the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates) and (c) on or after the Second Closing, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates). “Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement. “SEC” means the Securities and Exchange Commission of the United States, or any successor thereto. “Second Closing” is defined in Section 3. “Second Closing Date” is defined in Section 3. “Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act. “Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder from time to time in effect. “Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company. “Series A Notes” is defined in Section 1. “Series B Notes” is defined in Section 1. “Series C Notes” is defined in Section 1.

S-A-9 “Significant Subsidiary” means any Subsidiary which is a “significant subsidiary” (as defined in Article I, Rule 1-02 of Regulation S-X, promulgated under the Securities Act) of the Company. “Source” is defined in Section 6.2. “State Commissions” means the Delaware, Florida and Maryland public utilities commissions or other bodies which regulate the rates of the Company or its Subsidiaries as a natural gas distribution company or otherwise. “State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country or territory that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws. “Subsidiary” means any corporation organized under the laws of any State of the United States of America, which conducts the major portion of its business in and makes the major portion of its sales to Persons located in the United States of America, and not less than 80% of the total combined voting power of all classes of Voting Stock, and 80% of all other equity Securities, of which shall, at the time as of which any determination is being made, be owned by the Company either directly or through Subsidiaries. Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company. “Subsidiary Guarantor” means each Subsidiary that has executed and delivered a Subsidiary Guaranty. “Subsidiary Guaranty” is defined in Section 9.7(a). “Subsidiary Stock” is defined in Section 10.5(b). “Substitute Purchaser” is defined in Section 21. “SVO” means the Securities Valuation Office of the NAIC or any successor to such Office. “Total Capitalization” means at any date, the aggregate amount at that date, as determined on a consolidated basis, of the Funded Indebtedness of the Company and its Subsidiaries, plus Consolidated Net Worth. “United States Person” has the meaning set forth in Section 7701(a)(30) of the Code. “USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 and the rules and regulations promulgated thereunder from time to time in effect. “U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which

S-A-10 economic sanctions have been imposed on any Person, entity, organization, country, territory or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program. “Voting Stock” means Securities, the holders of which are ordinarily, in the absence of contingencies, entitled to elect the corporate directors (or Persons performing similar functions). “Wholly-Owned Subsidiary” means any Subsidiary whose financial results are consolidated with the financial results of the Company, and all of the equity Securities of which (except director’s qualifying shares) are owned by the Company and/or one or more Wholly- Owned Subsidiaries of the Company.

SCHEDULE 1(a) (to Note Purchase Agreement) FORM OF SERIES 2025-A NOTE CHESAPEAKE UTILITIES CORPORATION 4.88% Series 2025-A SENIOR NOTE DUE AUGUST 1, 2028 No. 2025-AR-__ __________ __, 20__ $ PPN: 165303 M*6 FOR VALUE RECEIVED, the undersigned, CHESAPEAKE UTILITIES CORPORATION (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to ____________, or registered assigns, the principal sum of _____________________ DOLLARS (or so much thereof as shall not have been prepaid) on August 1, 2028 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 4.88% per annum from the date hereof, payable semiannually, on the first day of February and August in each year, commencing with the February 1st or August 1st next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (1) on any overdue payment of interest and (2) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 6.88% or (ii) 2.00% over the rate of interest publicly announced by PNC Bank, National Association from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand). Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of PNC Bank, National Association in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below. This Note is one of the Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of August 1, 2025 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement. This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the

S-1(a)-2 Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary. This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise. If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement. This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State. CHESAPEAKE UTILITIES CORPORATION By Name: Beth W. Cooper Title: Executive Vice President, Chief Financial Officer, Treasurer and Assistant Corporate Secretary

SCHEDULE 1(b) (to Note Purchase Agreement) FORM OF SERIES 2025-B NOTE CHESAPEAKE UTILITIES CORPORATION 5.16% Series 2025-B SENIOR NOTE DUE AUGUST 1, 2031 No. 2025-BR-__ __________ __, 20__ $ PPN: 165303 M@4 FOR VALUE RECEIVED, the undersigned, CHESAPEAKE UTILITIES CORPORATION (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to ____________, or registered assigns, the principal sum of _____________________ DOLLARS (or so much thereof as shall not have been prepaid) on August 1, 2031 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 5.16% per annum from the date hereof, payable semiannually, on the first day of February and August in each year, commencing with the February 1st or August 1st next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (1) on any overdue payment of interest and (2) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 7.16% or (ii) 2.00% over the rate of interest publicly announced by PNC Bank, National Association from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand). Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of PNC Bank, National Association in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below. This Note is one of the Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of August 1, 2025 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement. This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the

S-1(b)-2 Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary. This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise. If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement. This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State. CHESAPEAKE UTILITIES CORPORATION By Name: Beth W. Cooper Title: Executive Vice President, Chief Financial Officer, Treasurer and Assistant Corporate Secretary

SCHEDULE 1(c) (to Note Purchase Agreement) FORM OF SERIES 2025-C NOTE CHESAPEAKE UTILITIES CORPORATION 5.02% Series 2025-C Senior NOTE DUE SEPTEMBER 15, 2030 No. 2025-CR-__ __________ __, 20__ $ PPN: 165303 M#2 FOR VALUE RECEIVED, the undersigned, CHESAPEAKE UTILITIES CORPORATION (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to ____________, or registered assigns, the principal sum of _____________________ DOLLARS (or so much thereof as shall not have been prepaid) on September 15, 2030 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 5.02% per annum from the date hereof, payable semiannually, on the fifteenth day of March and September in each year, commencing with the March 15th or September 15th next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (1) on any overdue payment of interest and (2) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 7.02% or (ii) 2.00% over the rate of interest publicly announced by PNC Bank, National Association from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand). Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of PNC Bank, National Association in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below. This Note is one of the Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of August 1, 2025 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement. This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the

S-1(c)-2 Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary. This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise. If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement. This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State. CHESAPEAKE UTILITIES CORPORATION By Name: Beth W. Cooper Title: Executive Vice President, Chief Financial Officer, Treasurer and Assistant Corporate Secretary

SCHEDULE 4.4(a) (to Note Purchase Agreement) FORM OF OPINION OF SPECIAL COUNSEL FOR THE COMPANY [BAKER & HOSTETLER LLP] [Date of Closing] [Purchasers] Ladies and Gentlemen: We have acted as special counsel for Chesapeake Utilities Corporation, a Delaware corporation (the “Company”), in connection with the Note Purchase Agreement, dated as of August 1, 2025, among the Company and each of you (the “Note Agreement”), pursuant to which the Company has issued on the date hereof [$150,000,000 aggregate principal amount of its senior notes, consisting of (a) $60,000,000 aggregate principal amount of its 4.88% Series 2025-A Senior Notes due August 1, 2028 (the “Series A Notes”) and (b) $90,000,000 aggregate principal amount of its 5.16% Series 2025-B Senior Notes due August 1, 2031 (the “Series B Notes” and, together with the Series A Notes, the “Notes”)] [$50,000,000 aggregate principal amount of its 5.02% Series 2025-C Senior Notes due September 15, 2030 (the “Notes”)].1 Unless otherwise defined herein, capitalized terms used herein have the respective meanings specified in the Note Agreement. This letter is being delivered to each of you pursuant to Section 4.4(a) of the Note Agreement and with the understanding that each of you is purchasing the Notes in reliance on the opinions expressed herein. In rendering the opinions set forth herein, we have reviewed (i) the Note Agreement, (ii) the Notes and (iii) such corporate records, certificates and other documents, and such questions of law, as we have deemed necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine (other than, in the case of the Note Agreement and the Notes, those of the Company), that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals. We also have assumed: (i) as to factual matters, the accuracy of the warranties and representations contained in the Note Agreement, including the representations of the Purchasers in Section 6.1 of the Note Agreement and in the certificates delivered by officers of the Company pursuant to Section 4.3 of the Note Agreement; (ii) that any authorization, consent, approval, exemption or other action by, or notice to or filing with, any court, administrative or governmental body that is required for the execution and delivery of the Note Agreement and the Notes or the consummation of the transactions contemplated thereby in 1 To be updated for the First Closing or the Second Closing, as applicable.

S-4.4(a)-2 accordance with the terms thereof (other than to the extent addressed in paragraphs 6 and 7 below) has been duly obtained or made or shall be timely and duly obtained or made; (iii) that, other than to the extent addressed in paragraph 8 below, the execution and delivery of the Note Agreement and the Notes, the offering, issuance and sale of the Notes and the consummation by the Company of the transactions contemplated in the Note Agreement and the Notes in accordance with the terms thereof do not violate or contravene any statute, law, rule or regulation or any judgment, order, decree or permit issued by any court, arbitrator or governmental or regulatory authority; and (iv) that the Note Agreement is a binding and enforceable agreement of each party thereto other than the Company. We have made no investigation for the purpose of verifying these assumptions. Based on the foregoing, and subject to the qualifications and assumptions set forth herein, we are of the opinion that, insofar as the law of the State of New York, the law of the State of Florida, the Delaware General Corporation Law (the “DGCL”) and the federal law of the United States of America are concerned: 1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. 2. The Company has [or had] the corporate power and authority to execute, deliver and perform its obligations under the Note Agreement and the Notes. 3. The Note Agreement and the Notes have been duly authorized by all requisite corporate action and duly executed and delivered by authorized officers of the Company and constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. 4. It is not necessary in connection with the offer, issuance, sale and delivery of the Notes to the Purchasers under the circumstances contemplated by Section 5.14 of the Note Agreement to register the Notes under the Securities Act of 1933, as amended, or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended. 5. Neither the issuance and the sale of the Notes by the Company nor the use of the proceeds thereof as described in the Note Agreement violates Regulation X of the Board of Governors of the Federal Reserve System or will cause any Purchaser to violate Regulation T or U of the Board of Governors of the Federal Reserve System to the extent it may be subject thereto. 6. No consent, approval, authorization or other action by or filing with any governmental agency or instrumentality of the State of New York or the United States of

S-4.4(a)-3 America or under the DGCL was or is required on the part of the Company for the execution and delivery of the Note Agreement and the Notes or for the consummation by the Company of the transactions contemplated thereby, or the performance of its obligations thereunder, in accordance with the terms thereof. 7. Other than with respect to the public utilities laws of the State of Florida which are the subject of the opinion dated and delivered to each of you as of the date hereof by Gunster, Yoakley & Stewart, P.A., no consent, approval, authorization or other action by or filing with any governmental agency or instrumentality of the State of Florida was or is required on the part of the Company for the execution and delivery of the Note Agreement and the Notes or for the consummation by the Company of the transactions contemplated thereby, or the performance of its obligations thereunder, in accordance with the terms thereof. 8. The execution and delivery of the Note Agreement and the Notes, the offering, issuance and sale of the Notes and the consummation by the Company of the transactions contemplated thereby, and the performance of its obligations thereunder, in accordance with the terms thereof (i) do not on the date hereof, violate the DGCL, any New York or federal statute, law, rule or regulation to which the Company is subject, or the usury laws of the State of New York and (ii) do not on the date hereof, conflict with, breach the terms, conditions or provisions of, or constitute a default under, violate, or result in the creation of any Lien upon any of the properties or assets of the Company pursuant to (A) the Amended and Restated Certificate of Incorporation of the Company dated May 8, 2025 or the Amended and Restated Bylaws of the Company dated May 7, 2025, or (B) any of the instruments or agreements listed on Schedule 5.15 of the Note Agreement (as such Schedule has been supplemented or otherwise modified on or prior to the date of this letter in the Officer’s Certificate delivered by the Company pursuant to Section 4.3(a) of the Note Agreement). The foregoing opinions are subject to the following qualifications: (a) We express no opinion as to: (i) waivers of the rights to object to venue or other rights or benefits bestowed by operation of law; (ii) provisions for liquidated damages and penalties, penalty interest and interest on interest, it being understood that the provisions of Sections 8.2 and 12 of the Note Agreement are not excluded under this clause (ii); (iii) provisions purporting to require a prevailing party in a dispute to pay attorneys’ fees and expenses, or other costs, to a non-prevailing party; (iv) provisions purporting to supersede equitable principles, including provisions requiring amendments and waivers to be in writing; (v) provisions purporting to make a party’s determination conclusive; or (vi) exclusive jurisdiction or venue provisions.

S-4.4(a)-4 (b) We express no opinion with regard to (i) any state securities or Blue Sky laws, (ii) any commodities, insurance or tax laws or (iii) the Employee Retirement Income Security Act of 1974, or any comparable state laws. (c) Except as addressed in paragraphs 5 and 8(i), we express no opinion as to any legal requirements or restrictions applicable to the Purchasers. (d) Our opinions in paragraphs 6, 7 and 8(i) above are limited to laws and regulations normally applicable to transactions of the type contemplated by the Note Agreement and do not extend to laws or regulations relating to, or to licenses, permits, approvals and filings necessary for, the conduct of the business of the Company or any of its subsidiaries, including, without limitation, any environmental or public utilities laws or regulations. We do not express any opinion herein on any laws other than the laws of the State of New York, the laws of the State of Florida, the DGCL and the federal law of the United States of America. This letter is given solely for the benefit of each Purchaser as a purchaser of the Notes and for the benefit of any other person or entity to whom any such Purchaser may transfer any of the Notes. This letter may not otherwise be disclosed or be relied upon for any other purpose, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent. Notwithstanding the foregoing, this letter may be (i) relied upon by your successors and by Institutional Investors who are transferees of the Notes if such transfer was consummated in accordance with the provisions of the Note Agreement, subject to the following conditions: (A) in no event shall any such successor or transferee or other assignee have any greater rights with respect hereto than the original addressees of this letter on the date hereof, (B) in furtherance and not in limitation of the foregoing, our consent to such reliance shall in no event constitute a reissuance of the opinions expressed herein or otherwise extend any statute of limitations period applicable hereto on the date hereof, and (C) any such reliance also must be reasonable under the circumstances existing at the time such successor or transferee becomes a holder of the Notes, including any circumstances relating to changes in law, facts or any other developments known to or reasonably knowable by such successor or transferee at such time, (ii) disclosed to any governmental or regulatory authority having jurisdiction over you or any such successor or transferee (including without limitation the National Association of Insurance Commissioners), any law firm or auditor acting on behalf of you or any such successor or transferee and any Institutional Investors who are prospective purchasers of the Notes, and may also be disclosed as may be required by applicable law or by order of any Governmental Authority, and (iii) included in a closing transcript for the transactions contemplated hereby. The opinions expressed in this letter are made only as of the date hereof and cannot be relied upon with respect to events which occur subsequent to the issuance of this letter. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this letter. Very truly yours,

SCHEDULE 4.4(b) (to Note Purchase Agreement) FORM OF OPINION OF DELAWARE COUNSEL FOR THE COMPANY [PARKOWSKI, GUERKE & SWAYZE, P.A.] [Date of Closing] [Purchasers] Ladies and Gentlemen: We have acted as special Delaware counsel for Chesapeake Utilities Corporation (the “Company”) in connection with the Note Purchase Agreement dated as of August 1, 2025, among the Company and each of you (the “Note Agreement”), pursuant to which the Company will issue on the date hereof [$150,000,000 aggregate principal amount of its senior notes, consisting of (a) $60,000,000 aggregate principal amount of its 4.88% Series 2025-A Senior Notes due August 1, 2028 (the “Series A Notes”) and (b) $90,000,000 aggregate principal amount of its 5.16% Series 2025-B Senior Notes due August 1, 2031 (the “Series B Notes” and, together with the Series A Notes, the “Notes”)] [$50,000,000 aggregate principal amount of its 5.02% Series 2025-C Senior Notes due September 15, 2030 (the “Notes”)].2 All terms used herein that are defined in the Note Agreement have the respective meanings specified in the Note Agreement. This letter is being delivered to each of you in satisfaction of the condition set forth in Section 4.4(b) of the Note Agreement and with the understanding that each of you is purchasing the Notes in reliance on the opinions expressed herein. In connection herewith, we have examined such certificates of public officials, certificates of officers of the Company and copies certified to our satisfaction of corporate documents and records of the Company and of other papers, and have made such other investigations, as we have deemed relevant and necessary as a basis for our opinion hereinafter set forth. We have relied upon such certificates of public officials and of officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established. With respect to the opinions expressed in subparagraphs (a) and (b) below, we have also relied on the accuracy of and assumed, as to factual matters, the representations, warranties, statements and information of the Company contained in the Note Agreement are true and complete. Based on the foregoing, it is our opinion that: (a) The Company has the corporate power and authority to carry on the business as now being conducted. (b) The execution and delivery of the Note Agreement and the Notes, the offering, issuance, and sale of the Notes and fulfillment of and compliance with the respective provisions of the Note Agreement and the Notes will not require any authorization, consent, approval, exemption, or other action by or notice to or filing with any Delaware court, Delaware administrative or Delaware governmental body (other than 2 To be updated for the First Closing or the Second Closing, as applicable.

S-4.4(b)-2 the State of Delaware Public Service Commission (the “Commission”), and routine filings after the date hereof with the SEC and/or State Blue Sky authorities) pursuant to, any Delaware applicable law (including any securities or Blue Sky law), statute, rule, or regulation of the State of Delaware. The Commission has duly entered Order No. 10319, dated October 25, 2023, in P.S.C. Docket No. 23-1306 [and][,] Order No. 9843 dated July 14, 2021 in PSC Docket No. 21-0465 [and Order No. 10778, dated July 23, 2025 in PSC Docket No. 25-0627].3 Said orders are final and in full force and effect, and no appeal, review, or contest thereof is pending. It is our opinion that no further action by the Commission is a requirement to execution and delivery of the Note Agreement or the Notes or the offering, issuance, or sale of the Notes or the fulfillment of compliance with the requisite provisions of the Note Agreement and the Notes. Our opinions may not be relied upon by any person or entity other than each of you, transferees of each of you, and ArentFox Schiff LLP, your special counsel, in connection with the matters referred to herein. Our opinions are limited to the laws of the State of Delaware. Sincerely yours, PARKOWSKI, GUERKE & SWAYZE, P.A. BY: _____________________________ James D. Nutter, Esquire 3 To be updated for the First Closing or the Second Closing, as applicable.

SCHEDULE 4.4(c) (to Note Purchase Agreement) FORM OF OPINION OF MARYLAND COUNSEL FOR THE COMPANY [VENABLE LLP] _____________, 2025 The Purchasers [set forth on Schedule I hereto] Re: Chesapeake Utilities Corporation Ladies and Gentlemen: We have acted as special Maryland regulatory counsel to Chesapeake Utilities Corporation, a Delaware corporation (the “Company”), in connection with certain matters of Maryland law arising out of the Note Purchase Agreement, dated as of the date hereof (the “Note Purchase Agreement”), among the Company and the Purchasers listed on Schedule B to the Note Purchase Agreement, pursuant to which the Company will issue at the Closing (as defined in the Note Purchase Agreement) [$150,000,000 aggregate principal amount of its senior notes, consisting of (a) $60,000,000 aggregate principal amount of its 4.88% Series 2025-A Senior Notes due August 1, 2028 (the “Series A Notes”) and (b) $90,000,000 aggregate principal amount of its 5.16% Series 2025-B Senior Notes due August 1, 2031 (the “Series B Notes” and, together with the Series A Notes, collectively, the “Notes”)] [$50,000,000 aggregate principal amount of its 5.02% Series 2025-C Senior Notes due September 15, 2030 (the “Notes”)].4 This firm did not directly participate in the negotiation or drafting of the Note Purchase Agreement. This opinion is being delivered to you with the understanding that you are purchasing the Notes in reliance on this opinion. In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”): 1. The Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware; 2. The Second Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company; 3. A certificate of the State Department of Assessments and Taxation of Maryland (the “SDAT”) as to the good standing of the Company, dated as of a recent date (the “Good Standing Certificate”); 4 To be updated for the First Closing or the Second Closing, as applicable.

4. The Note Purchase Agreement; 5. The Notes, each dated as of the date hereof, made by the Company to the order of the Purchasers or their nominees, representing the aggregate principal amount of the Notes (collectively with the Note Purchase Agreement, the “Opinion Documents”); 6. A certificate executed by an officer of the Company, dated as of the date hereof (the “Officer’s Certificate”); and 7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein. In expressing the opinion set forth below, we have assumed the following: 1. Each individual executing any of the Opinion Documents or the Officer’s Certificate, whether on behalf of such individual or another person, is legally competent to do so. 2. Each individual executing any of the Opinion Documents on behalf of a party (other than the Company) is duly authorized to do so. 3. Each of the parties (other than the Company) executing any of the Opinion Documents has duly and validly executed and delivered each of the Opinion Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms. 4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Opinion Documents and the Officer’s Certificate are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Opinion Documents and the Officer’s Certificate, as to factual matters, are true and complete. There has been no oral or written modification of or amendment to any of the Opinion Documents, and there has been no waiver of any provision of any of the Opinion Documents, by action or omission by the parties or otherwise. Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that: 1. Based solely on the Good Standing Certificate, the Company is qualified to transact business as a foreign entity in the State of Maryland and is in good standing with the SDAT. S-4.4(c)-2

2. The execution and delivery by the Company of the Note Purchase Agreement and the Notes and the performance by the Company of its obligations under the Note Purchase Agreement and the Notes do not violate any Maryland statutes, rules or regulations of any Maryland governmental authority applicable to the Company. 3. No consent, approval, authorization or order of, or filing, registration or qualification with, any Maryland court or governmental or administrative authority in the State of Maryland having jurisdiction over the Company is required in connection with the execution, delivery or performance of the Note Purchase Agreement by the Company and the consummation by the Company of the transactions contemplated thereby, including the issuance of the Notes, except such as have been obtained prior to the date hereof. The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any federal or other state law. We express no opinion as to the applicability or effect of federal securities laws or the securities laws of any state other than the State of Maryland, or as to federal or state laws regarding fraudulent transfers or the laws, codes or regulations of any municipality or other local jurisdiction. We note that the Note Purchase Agreement provides that it shall be governed by the laws of a state other than the State of Maryland. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. Our opinion expressed in paragraph 2 above is based upon our consideration of only those Maryland statutes, rules and regulations of Maryland governmental authorities, if any, which, in our experience, are normally applicable to transactions of the type referred to in such paragraph and generally to business organizations of the same type as the Company (e.g., public utilities). Our opinion expressed in paragraph 3 above is based upon our consideration of only those consents, approvals, authorizations, orders of, or filings, registrations or qualifications with, any Maryland court or governmental authority of the State of Maryland, if any, which, in our experience, are normally applicable to transactions of the type referred to in such paragraph and generally to business organizations of the same type as the Company (e.g. public utilities). The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements. The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. This opinion is being furnished to you solely for your benefit. Accordingly, subject to the following sentences, this opinion may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (other than your transferees, your successors, and ArentFox Schiff LLP, your special counsel in connection with the matters referred to herein (collectively, the “Future Recipients”), and such Future Recipients may rely on this opinion as if it were addressed to them and had been delivered to them on the date S-4.4(c)-3

S-4.4(c)-4 hereof; provided, however, that any such reliance by a Future Recipient must be reasonable under the circumstances existing at the time, including any changes in law or facts or any other developments known to or reasonably knowable by such Future Recipient at such time) without, in each instance, our prior written consent. This opinion may be delivered to (but may not be relied upon by) your auditors and governmental and regulatory authorities having jurisdiction over you, including the National Association of Insurance Commissioners and as required by law or in connection with any court order. Very truly yours,

S-4.4(c)-5 SCHEDULE I [INSERT NAME OF EACH PURCHASER]

SCHEDULE 4.4(d) (to Note Purchase Agreement) FORM OF OPINION OF FLORIDA COUNSEL FOR THE COMPANY [GUNSTER, YOAKLEY & STEWART, P.A.] [Date of Closing] [Purchasers] Re: [$60,000,000 4.88% Series 2025-A Senior Notes due August 1, 2028 of Chesapeake Utilities Corporation and $90,000,000 5.16% Series 2025-B Senior Notes due August 1, 2031 of Chesapeake Utilities Corporation][$50,000,000 5.02% Series 2025-C Senior Notes due September 15, 2030 of Chesapeake Utilities Corporation] 5 Ladies and Gentlemen: We have acted as special Florida counsel to Chesapeake Utilities Corporation, a Delaware Corporation (the “Company”), in connection with the Note Purchase Agreement, dated as of August 1, 2025, among the Company and each of you (the “Note Agreement”), pursuant to which the Company will issue on the date hereof [$150,000,000 aggregate principal amount of its senior notes, consisting of (a) $60,000,000 aggregate principal amount of its 4.88% Series 2025-A Senior Notes due August 1, 2028 (the “Series A Notes”) and (b) $90,000,000 aggregate principal amount of its 5.16% Series 2025-B Senior Notes due August 1, 2031 (the “Series B Notes” and, together with the Series A Notes, the “Notes”)] [$50,000,000 aggregate principal amount of its 5.02% Series 2025-C Senior Notes due September 15, 2030 (the “Notes”)].6 This letter is furnished to the addressees hereof (collectively, the “Purchasers”) pursuant to Section 4.4(d) of the Note Agreement at the request of the Company. Capitalized terms used in this letter but not otherwise defined shall have the respective meanings set forth in the Note Agreement. Members of our firm involved in the preparation of this letter are licensed to practice law in the State of Florida, and we express no opinion with respect to the effect of any law other than the laws of the State of Florida. Documents Reviewed In rendering the opinions set forth below, we have reviewed, among other things, originals or copies of documents which have been represented to us as true copies of the following documents, dated on or as of the date hereof unless otherwise stated: (i) the Note Agreement; and 5 To be updated for the First Closing or the Second Closing, as applicable. 6 To be updated for the First Closing or the Second Closing, as applicable.

S-4.4(d)-2 (ii) the Notes identified in Schedule 1 attached hereto (collectively, the “Covered Notes” and each, a “Covered Note”). We express no opinion on any other document not specifically described above. The documents described in Paragraphs (i) and (ii) above are collectively referred to herein as the “Opinion Documents.” In addition, we have reviewed and, with your permission, relied upon the following statements, documents and certificates of public authorities and third party service providers (collectively, the “Corporate Documents”): (a) the Certificate of Status of the Company issued by the Department of State of the State of Florida, dated [__________ __], 2025 (the “Certificate of Status”); and (b) Order No. PSC-2025-0032-FOF-GU issued January 27, 2025, in Docket No. 20240154-GU (the “FPSC Order”) entered by the Public Service Commission of the State of Florida (the “FPSC”). In rendering the opinions set forth herein, we have relied, with your approval, as to factual matters that affect the opinions, solely on our examination of the Opinion Documents, the Corporate Documents and the Officer’s Opinion Certificate of the Company, dated the date hereof, delivered to this firm and attached hereto as Exhibit A (the “Officer’s Opinion Certificate”) and the statements, representations and warranties contained in the Opinion Documents, the Corporate Documents and the Officer’s Opinion Certificate, and have made no independent verification or investigation of or inquiry regarding the facts contained or asserted to be true or correct in any of the Opinion Documents, the Corporate Documents or the Officer’s Opinion Certificate (including the statements, representations and warranties contained in any of the Opinion Documents, the Corporate Documents or the Officer’s Opinion Certificate). As Florida counsel to the Company, our engagement has been limited to the representation of the Company in connection with such matters and transactions that have been requested by the Company, including but not limited to the opinions set forth below in this letter. Accordingly, there may exist matters of a legal or factual nature involving the Company in connection with which we have not been consulted and which could affect the opinions rendered herein. Assumptions In our examination of the Opinion Documents and in rendering the opinions set forth herein, in addition to those assumptions, qualifications, limitations and exceptions contained elsewhere in this letter, we have, with your consent, assumed without investigation (and we express no opinion regarding) the following: A. that the Opinion Documents have been executed and delivered by individuals who are legally competent to do so and who did not violate any fiduciary or other duties owed by them;

S-4.4(d)-3 B. that all representations and warranties and other statements and assertions of fact referred to in the Opinion Documents, the Corporate Documents, the Officer’s Opinion Certificate and all other documents reviewed are true as to the factual matters set forth therein; C. the validity, binding effect and enforceability as to each party of each Opinion Document; D. the FPSC Order will be enforced as written; E. the legal capacity of each natural person to take all actions required of each such person; F. the genuineness of all signatures; G. there have been no undisclosed modifications of any provision of any document reviewed by us in connection with the rendering of this opinion letter; H. there are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement, modify or qualify the terms of the Opinion Documents or the rights of the parties thereunder; and I. the payment of all required documentary stamp taxes, intangible taxes and other taxes and fees imposed upon the execution, filing or recording of documents. Opinions Based upon and subject to the assumptions, qualifications, limitations and restrictions set forth in this letter, as of the date hereof, we are of the opinion that: 1. The Company is authorized to transact business as a foreign corporation in the State of Florida, and its corporate status in Florida is active. 2. Except for the FPSC Order, no consent, license, approval, authorization, exemption or other action by or notice to or filing with any court, administrative or governmental agency or authority of the State of Florida under the public utilities laws of the State of Florida or the rules and regulations thereunder is required on the part of the Company in connection with the execution and delivery by the Company or the performance by the Company of any of its obligations under the Note Agreement or the Covered Notes. 3. The FPSC Order is final and in full force and effect; no appeal, review or contest of the FPSC Order is pending; the time for appeal or to seek review or reconsideration of the FPSC Order has expired and no further action by the FPSC is a requirement to (i) the execution and delivery by the Company of the Note Agreement, (ii) the issuance and sale of the Covered Notes, or (iii) the Company’s fulfillment of or compliance with the requisite provisions the Covered Notes or the Note Agreement.

S-4.4(d)-4 Nothing contained in this letter shall be deemed to be an opinion other than those set forth in numbered Paragraphs 1, 2 and 3 which immediately precede this paragraph. Qualifications and Limitations The opinions expressed herein are subject in all respects to the following additional assumptions, qualifications, limitations and exclusions: I. We express no opinion as to the effect on the foregoing opinions of any law or regulation applicable to the Purchasers or the transactions contemplated by the Opinion Documents, as a consequence of the involvement of the Purchasers or because of any of the Purchaser’s legal or regulatory status or any other facts specifically pertaining to any of the Purchasers. II. We express no opinion with respect to the statutes, ordinances, administrative decisions, rules and regulations of counties, towns, municipalities or special political subdivisions (whether created or enabled through legislative action at the federal, state or regional level) to the extent that they deal with any of the opinions set forth in this letter, other than the public utilities laws of the State of Florida and the rules and regulations thereunder (as and to the extent of the opinions set forth in numbered Paragraphs 2 and 3 above). III. We express no opinion with respect to any Federal laws, rules or regulations, or the effect of such laws, rules or regulations. IV. In addition, we express no opinion as to any tax, employment, environmental, energy (other than the public utilities laws of the State of Florida and the rules and regulations thereunder, as and to the extent of the opinions set forth in numbered Paragraphs 2 and 3 above), healthcare, intellectual property, land use, banking, antitrust, civil rights, labor, employment, employee benefit or pension, probate, real estate, unfair competition, privacy, margin, insolvency, fraudulent transfer, anti-terrorism, money laundering, racketeering, criminal or civil forfeiture, foreign corrupt practices act, foreign investment, acquisition, asset or trading control (including, without limitation, laws relating to the Committee on Foreign Investment in the United States), currency or exchange control, investment company or securities matters under Federal, state or local laws, regulations or judicial or administrative decisions. Without limiting the generality of the foregoing, we express no opinion as to any Federal securities laws and regulations administered by the Securities and Exchange Commission, state securities or “Blue Sky” laws and regulations (including, without limitation, the antifraud provisions thereof), foreign securities laws and regulations, and any other similar laws or regulations. V. In rendering the opinions set forth in Paragraph 1 above, we have relied solely upon the Certificate of Status. VI. Other than the public utilities laws of the State of Florida and the rules and regulations thereunder (as and to the extent of our opinions set forth in numbered Paragraphs 2 and 3 above), we do not express any opinion with respect to any law, rule or regulation that is applicable to the Company, the Opinion Documents or any of the transactions contemplated thereby solely because such law, rule or regulation is part of a legal or regulatory regime applicable to the Company due to the specific assets, business or activities of the Company.

S-4.4(d)-5 This letter is furnished solely in connection with matters relating to the Opinion Documents and may not be used or relied upon by any person other than the addressees hereof without our prior written consent, provided, however, that this letter may be furnished to and relied upon by any future successor and future assignee of your Covered Note pursuant to an assignment that is permitted and made in accordance with the terms of your Covered Note and the Note Agreement, on the condition and with the understanding that (a) this letter does not extend to any issue or matter related to any such assignment or arising from or out of any such assignment (as distinct from the subject transaction), (b) this letter is limited and qualified with respect to a successor or an assignee in the same manner that it is limited and qualified as set forth above with respect to the original addressee, and (c) any reliance by a successor or an assignee must be reasonable under the circumstances existing at the time of such reliance, including any changes in law, facts or any other developments known to or reasonably knowable by such party at such time (it being acknowledged, as indicated below, that the opinions expressed in this letter are rendered as of the date hereof and we express no opinion as to circumstances or events that may occur subsequent to such date). Our opinions herein shall not be quoted or otherwise included, summarized or referred to in any publication or document, in whole or in part, for any purpose whatsoever, or furnished to any person other than the addressees hereof without our prior written consent; provided, however, that this letter may be furnished to (i) your counsel, (ii) your auditors, but only in accordance with and subject to the confidentiality standards of Section 20 of the Note Agreement, (iii) your successors and your actual or prospective assignees and participants and their respective counsel, (iv) any person pursuant to orders or legal process of any court or governmental agency with jurisdiction over any of you (v) governmental and regulatory authorities exercising jurisdiction over any of you (which shall be deemed to include the National Association of Insurance Commissioners); provided, further, that (x) any such disclosure of our opinions shall be accurate; (y) no such person shall be entitled to rely upon this letter other than as permitted by this paragraph; and (z) no such person shall further circulate or furnish our opinions herein to any other person without our prior written consent. The opinions expressed in this letter are rendered as of the date hereof and we express no opinion as to circumstances or events that may occur subsequent to such date. In addition, we specifically disclaim any undertaking or obligation to advise you of changes that hereafter may be brought to our attention. Furthermore, the opinions provided herein are provided as legal opinions only and not as a guarantee or warranty of the matters discussed herein. Very truly yours, Gunster, Yoakley & Stewart, P.A. 215 South Monroe St., Suite 601 Tallahassee, FL 32301 (850) 521-1706

S-4.4(d)-6 SCHEDULE 1 COVERED NOTES

SCHEDULE 4.4(e) (to Note Purchase Agreement) FORM OF OPINION OF SPECIAL COUNSEL TO THE PURCHASERS The closing opinion of ArentFox Schiff LLP, special counsel to the Purchasers, called for by Section 4.4(e) of the Agreement, shall be dated the date of the applicable Closing and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that: 1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware. 2. The Agreement and the Notes being delivered on the date hereof constitute the legal, valid and binding contracts of the Company, enforceable against the Company in accordance with its terms. 3. The issuance, sale and delivery of the Notes being delivered on the date hereof under the circumstances contemplated by this Agreement do not, under existing law, require the registration of such Notes under the Securities Act or the qualification of an indenture under the Trust Indenture Act of 1939. The opinion of ArentFox Schiff LLP shall also state that the opinions of Baker & Hostetler LLP, Parkowski, Guerke & Swayze, P.A. Venable LLP and Gunster, Yoakley & Stewart, P.A. are satisfactory in scope and form to ArentFox Schiff LLP and that, in their opinion, the Purchasers are justified in relying thereon. In rendering the opinion set forth in paragraph 1 above, ArentFox Schiff LLP may rely, as to matters referred to in paragraph 1, solely upon an examination of Amended and Restated Articles of Incorporation certified by, and a certificate of good standing of the Company from, the Secretary of State of the State of Delaware. The opinion of ArentFox Schiff LLP is limited to the laws of the State of New York and the federal laws of the United States. With respect to matters of fact upon which such opinion is based, ArentFox Schiff LLP may rely on appropriate certificates of public officials and officers of the Company and upon representations of the Company and the Purchasers delivered in connection with the issuance and sale of the Notes.

SCHEDULE 5.3 (to Note Purchase Agreement) DISCLOSURE DOCUMENTS None.

Blue Peake LNG, LLC	Delaware	OnSight Renewables, LLC	100%
Marlin Compression, LLC	Delaware	OnSight Renewables, LLC	100%
CUC Shared Services, Inc.	Delaware	Chesapeake Utilities Corporation	100%
Chesapeake Emergency Energy Recipient Program, Inc.	Delaware	Chesapeake Utilities Corporation	100%
Planet Found Energy Development, LLC	Maryland	Eastern Shore Natural Gas Company	100%
Pivotal Utility Holdings, Inc.	New Jersey	Chesapeake Utilities Corporation	100%
Chesapeake Utilities of Maryland, Inc.	Maryland	Chesapeake Utilities Corporation	100%

S-5.4-2

SCHEDULE 5.5 (to Note Purchase Agreement) FINANCIAL STATEMENTS Chesapeake Utilities Corporation Form 10-Q for the three-month period ended March 31, 2025. Chesapeake Utilities Corporation Form 10-K for the fiscal years ended December 31, 2022, December 31, 2023 and December 31, 2024. Chesapeake Utilities Corporation Form 8-K filed February 13, 2024.

SCHEDULE 10.4(e) (to Note Purchase Agreement) EXISTING LIENS None.

SCHEDULE 14.4 (to Note Purchase Agreement) FORM OF U.S. TAX COMPLIANCE CERTIFICATE Reference is hereby made to the Note Purchase Agreement dated as of August 1, 2025 (as amended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), originally by and among CHESAPEAKE UTILITIES CORPORATION, a Delaware corporation, and the Purchasers listed in Schedule B thereto. Unless otherwise defined herein, capitalized terms defined in the Note Purchase Agreement and used herein have the meanings given to them in the Note Purchase Agreement. Pursuant to the provisions of Section 14.4 of the Note Purchase Agreement, the undersigned hereby certifies that: (i) it is the sole record and beneficial owner of the Notes in respect of which it is providing this certificate; (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code; (iii) it is not a 10% shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code; and (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished the Company with a certificate of its non-U.S. Person status on Internal Revenue Service Form W-8BEN-E. ________________________________________ By: Name: Title: Date: ________ __, 20__